SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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United Financial Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)
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September 8, 2015
Dear Shareholder:
You are cordially invited to attend a special meeting of shareholders of United Financial Bancorp, Inc. (the “Company”). The meeting will be held at the Springfield Sheraton, One Monarch Place, Springfield, Massachusetts 01144 on Thursday, October 29, 2015 at 3:00 p.m.
At the Special Meeting you will be asked to: (1) approve the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan; and (2) transact such other business as may properly come before the Special Meeting or any adjournments thereof.
The Board of Directors unanimously recommends that you vote FOR the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan.
We encourage you to read the accompanying Proxy Statement, which provides information regarding United Financial Bancorp, Inc. and the matter to be voted on at the Special Meeting.
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted.
We look forward to seeing you at the meeting.

Sincerely,
/s/ William H. W. Crawford, IV
Chief Executive Officer

UNITED FINANCIAL BANCORP, INC.
45 Glastonbury Boulevard, Glastonbury, CT 06033
860-291-3600

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 29, 2015

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of United Financial Bancorp, Inc. (the “Company” or “United”), the holding company for United Bank (the “Bank”), will be held on Thursday, October 29, 2015, at 3:00 p.m., at the Springfield Sheraton, One Monarch Place, Springfield, Massachusetts 01144 for the following purposes:

1.	To approve the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan.
2.	To transact such other business as may properly come before the Special Meeting or any adjournments thereof.
NOTE: The Board of Directors is not aware of any other business to come before the Special Meeting.
Pursuant to the Company’s bylaws, the Board of Directors of the Company has fixed the close of business on August 20, 2015, as the record date for the determination of shareholders entitled to vote at the Special Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DO ATTEND THE SPECIAL MEETING.

By Order of the Board of Directors

/s/ Marliese L. Shaw

Marliese L. Shaw
Corporate Secretary

Glastonbury, Connecticut
September 8, 2015

UNITED FINANCIAL BANCORP, INC.
45 Glastonbury Boulevard, Glastonbury, CT 06033
860-291-3600

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Financial Bancorp, Inc. (the “Company” or “United”), the holding company for United Bank (the “Bank”), to be used at the Special Meeting of Shareholders of the Company (the “Special Meeting”) which will be held at the Springfield Sheraton, One Monarch Place, Springfield, Massachusetts 01144 on Thursday, October 29, 2015 at 3:00 p.m., and at any adjournment thereof. This Proxy Statement is expected to be first mailed to shareholders on or about September 8, 2015.
MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING
The Special Meeting has been called for the following purposes: (1) to approve the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan; and (2) to transact such other business as may properly come before the Special Meeting or any adjournments thereof.
If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the approval of the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan. Except for procedural matters incident to the conduct of the Special Meeting, the Board of Directors does not know of any matters other than the approval of the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan. If any other matters are properly brought before the Special Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors.
SOLICITATION OF PROXIES
All costs of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors, officers and other employees of the Company or the Bank may solicit proxies personally, by telephone or other means without additional compensation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. The Company has also retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $10,000, plus reimbursement of certain out-of-pocket expenses.

REVOCATION OF PROXIES
Shareholders who execute proxies retain the right to revoke them. A shareholder giving a proxy may revoke it at any time prior to its exercise by (i) filing with the Secretary of the Company written notice of revocation, (ii) submitting a duly-executed proxy bearing a later date, or (iii) appearing at the Special Meeting and voting in person. Unless so revoked, the shares represented by the proxies will be voted according to the shareholder’s instructions on the proxy or, if no instructions are given, in favor of the proposals described in this Proxy Statement. In addition, shares represented by proxies will be voted as directed by the Board of Directors with respect to any other matters that may properly come before the Special Meeting or any adjournment. Proxies solicited by this Proxy Statement may be exercised only at the Special Meeting and any adjournment thereof and will not be used for any other meeting.
WHO CAN VOTE
Only shareholders of record as of the close of business on August 20, 2015, are entitled to vote at the Special Meeting. As of August 5, 2015, there were approximately 49,502,326 shares of common stock, no par value (the “Common Stock”), issued and outstanding. The Company has no other class of securities outstanding at this time. Each share of Common Stock is entitled to one vote except as described below. All votes, whether voted in person or by proxy, will be tabulated by the Company’s Inspector of Elections appointed for the Special Meeting by the Board of Directors. Abstentions and broker non-votes are counted for purposes of establishing a quorum. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Special Meeting (after subtracting any shares in excess of the Limit described below) is necessary to constitute a quorum.

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors to (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.
VOTING PROCEDURES
Approval of an equity incentive award plan requires the affirmative vote of a majority of the shares present or represented at the Special Meeting and entitled to vote on the matter. An abstention by a shareholder present or represented at the Special Meeting will have the same effect as a vote against the proposal to approve the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan. This proposal to be voted is considered a “non-routine” matter. Therefore, if you do not provide your broker or nominee with voting instructions, your broker or nominee will not be able to vote your shares. If you prefer, you may vote by using the telephone or Internet. For information on submitting your proxy or voting by telephone or Internet, please refer to the instructions on the enclosed proxy.
Executed but unmarked proxies will be voted FOR the proposal.
Except for procedural matters incident to the conduct of the Special Meeting, the Company does not know of any matters other than the approval of the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.
CORPORATE GOVERNANCE
General
The Company formerly known as Rockville Financial, Inc. was formed on September 13, 2010 as a state-chartered, stock holding company in anticipation of the second step conversion of its predecessor mutual holding company, Rockville Financial, MHC, Inc. Fifty-five percent of the Company’s common stock was owned by Rockville Financial MHC, Inc., a state-chartered mutual holding company and the Company held all of the common stock of Rockville Bank (the “Bank”).
On March 3, 2011, the Company completed a plan of conversion and reorganization whereby Rockville Financial MHC, Inc. converted from a partially public mutual holding company structure to a fully public stock holding company structure. At that time, Rockville Financial MHC, Inc. ceased to exist and Rockville Bank became a wholly-owned subsidiary of Rockville Financial, Inc.
The Company completed a merger of equals (the “Merger”) with United Financial Bancorp, Inc. (“Legacy United”) on April 30, 2014, was the legal acquirer and changed its name to United Financial Bancorp, Inc. in connection with the Merger. United Bank, a wholly-owned subsidiary of the legacy United Financial Bancorp, Inc., merged with and into Rockville Bank, and Rockville Bank changed its name to United Bank upon legal close. References in this proxy statement to the Company prior to the date of the Merger refer to Pre-Merger Rockville Financial, Inc. (“Rockville” or “Legacy Rockville”).
The business and affairs of the Company are managed by or under the direction of its Board of Directors. Members of the Board of Directors inform themselves of the Company’s business through discussions with its Chief Executive Officer and with other key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.
Shareholder Communications with the Board
The Company endeavors to ensure that the Board of Directors or individual Directors, if applicable, consider the views of its shareholders, who may communicate with the Board of Directors by sending a letter or an e-mail to the Company’s Secretary, Marliese L. Shaw (mshaw@bankatunited.com) or by written correspondence to the Board of Directors or an individual Director with a copy to Ms. Shaw. All communications to the Board will be reviewed by the Company’s Chairman and Chief Executive Officer, with appropriate recommendations then being made to the Board. The Company believes that this procedure allows the Board to be responsive to shareholder communications in a timely and appropriate manner.

Compensation Committee Interlocks and Insider Participation

Each member of the Compensation Committee of the Company’s Board of Directors is independent in accordance with the listing standards of the NASDAQ Global Select Market. There were no Compensation Committee “interlocks” during 2014, which generally means that no executive officer of the Company served as a member of the compensation committee or board of directors of another non-tax-exempt company, an executive officer of which serves on the Company’s Compensation Committee.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The table below sets forth information as of August 5, 2015, with respect to principal beneficial ownership of Common Stock by each Director of the Company and each of the Named Executive Officers, and by any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock and with respect to ownership of Common Stock by all Directors and executive officers of the Company and the Bank as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(2)
BlackRock, Inc.	3,443,501(3)	6.96%
55 East 52nd Street
New York, NY 10022

Keeley Asset Management Corp.	2,880,892(3)	5.82%
111 West Jackson, Suite 810
Chicago, IL 60604

Name of Beneficial Owner	Shares of Common Stock Owned Directly		Shares of Common Stock Owned Indirectly(11)		Shares of Common Stock Underlying Options(4)	Shares of Common Stock Underlying Restricted Stock Shares (5)	Total Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares (2)

Paula A. Aiello	11,119		—		13,808	—	24,927	*
Michael A. Bars	52,880	(6)	—		31,206	—	84,086	*
Michael F. Crowley	37,333		7,009	(7)	56,360	—	100,702	*
Kristen A. Johnson	31,589		18,488		13,007	—	63,084	*
Carol A. Leary	32,529		—		56,360	—	88,889	*
Raymond H. Lefurge, Jr.	62,286	(8)	13,458	(9)	31,206	—	106,950	*
Kevin E. Ross	30,970		—		56,360	—	87,330	*
Robert A. Stewart, Jr.	36,447		7,813	(10)	28,743	—	73,003	*

William H. W. Crawford, IV	73,558		15,727		349,607	—	438,892	*
Eric R. Newell	16,853		7,749		86,466	—	111,068	*
Marino J. Santarelli	23,148		4,579		135,270	—	162,997	*
David C. Paulson	5,606		494		—	—	6,100	*
Mark A. Kucia	29,885		24,999		145,483	—	200,367	*
All Directors and Executive Officers as a Group (17 persons)
	471,005		101,847		1,126,316	—	1,699,168	3.43%

(*) Less than 1% of the common stock outstanding.

(1)	Based on information provided by the respective beneficial owners and on filings with the SEC made pursuant to the Securities Exchange Act of 1934.

(2)	Based on approximately 49,502,326 shares of common stock issued and outstanding as of August 5, 2015.

(3)
Based solely on information provided in the Schedules 13G filed with the SEC by BlackRock, Inc. and Keeley Asset Management Corp for United Financial Bancorp, Inc. All shares are held with shared voting and dispositive power.

(4)
Includes shares of underlying options that are presently exercisable or will become exercisable within 60 days after August 5, 2015. Shares subject to options that are presently exercisable or will become exercisable within 60 days after August 5, 2015 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.

(5)
Includes shares of underlying restricted stock shares that will vest and settle within 60 days August 5, 2015. Shares underlying restricted stock that will vest and settle within 60 days after August 5, 2015 are deemed outstanding for purposes of computing the percentage ownership of the person holding such restricted stock, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.

(6)	Includes 12,133 shares which are pledged.

(7)	Shares held in an IRA Plan account.

(8)	Includes 19,716 shares held jointly with his spouse.

(9)	Includes 11,105 shares held by his spouse and 2,353 shares held in a SEP IRA Plan account

(10)	Shares held in an IRA Plan account.

(11)
Includes shares allocated to the account of the individuals under the United Bank 401(k) Plan. The respective individuals have vested shares as follows: Ms. Johnson – 18,488 shares; Mr. Crawford – 15,727 shares; Mr. Newell – 7,749 shares; Mr. Santarelli – 4,579 shares; Mr. Paulson – 494 shares and Mr. Kucia – 24,999 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of information furnished to the Company pursuant to Rule 16a-3(e) during the year ended December 31, 2014, all of the Company’s Directors and Executive Officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 filed all required reports on a timely basis.

APPROVAL OF THE UNITED FINANCIAL BANCORP, INC. 2015 OMNIBUS STOCK INCENTIVE PLAN
(Proposal 1)

United Financial Bancorp, Inc. believes implementing the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan (the "2015 Plan") is advisable as our Board of Directors believes that the ability to provide employees and outside directors with equity-based compensation is an important element of our overall compensation strategy and that equity-based compensation will allow us to continue to attract and retain qualified outside directors and employees. Equity grants are intended to reward colleagues for long-term sustained performance that is aligned with shareholder interests. The following highlights positive features of the 2015 Plan.
HIGHLIGHTS OF THE 2015 OMNIBUS STOCK INCENTIVE PLAN INCLUDE NUMEROUS SHAREHOLDER-FRIENDLY FEATURES:

•	An independent plan administrator;

•	No grants of discounted awards;

•	No repricing of stock options without prior shareholder approval;

•	Clawback provision;

•	Prohibition on the payment of dividends on performance awards during the performance period;

•	No “liberal” change-in-control features;

•	No "liberal" share recycling; and

•	"Double-trigger" change-in-control to accelerate vesting.

GENERAL
The Company’s Board of Directors adopted the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan (the "2015 Plan") on July 15, 2015, after consideration of a positive recommendation from the Company’s Compensation Committee, and subject to approval by shareholders at the Meeting. Our Compensation Committee and Board of Directors believe that the implementation of the new 2015 Plan is needed to allow the Company to satisfy its recruitment and retention goals. Approval of the 2015 Plan is needed to replenish the pool of shares we have for granting equity-based compensation to outside directors and employees. If shareholder approval is not obtained, the Company will not be able to grant equity awards after the shares authorized and reserved for issuance under the existing plans are depleted.
The 2015 Plan will become effective as of the date of approval by the Company’s shareholders, and upon shareholder approval no other awards may be granted from either "the Conversion Plans" (Rockville Financial, Inc. 2006 Stock Incentive Award Plan and Rockville Financial, Inc. 2012 Stock Incentive Award Plan) or "the Legacy Plans" (United Financial Bancorp, Inc. 2006 Stock-Based Incentive Plan, United Financial Bancorp, Inc. 2008 Equity Incentive Plan, CNB Financial Corp. 2008 Equity Incentive Plan, and CNB Amended and Restated Stock Option Plan).
As of June 30, 2015, 262,585 shares remained available for stock option grants and 59,487 shares remained available for the award of restricted stock under the Rockville Financial, Inc. 2006 Stock Incentive Award Plan (the “2006 Plan”) and the

Rockville Financial, Inc. 2012 Stock Incentive Award Plan (the “2012 Plan”) and, collectively referred to as “the Conversion Plans.” Each of the two Conversion Plans was adopted by shareholders after each step of the Company’s two step process of moving from a mutual bank to a fully public company. Additionally, in connection with the Merger, the Company assumed the following Legacy United share-based compensation plans: (a) United Financial Bancorp, Inc. 2006 Stock-Based Incentive Plan, (b) United Financial Bancorp, Inc. 2008 Equity Incentive Plan, (c) CNB Financial Corp. 2008 Equity Incentive Plan, and (d) CNB Amended and Restated Stock Option Plan, collectively referred to as “the Legacy Plans.” As of June 30, 2015, 375,494 shares remained available for future grants under the Legacy Plans, however only employees from each of the Legacy organizations are eligible to receive awards from each of the respective Legacy Plans. Also, as of June 30, 2015, there were outstanding stock options to purchase 2,890,641 shares of Company common stock, with a weighted average exercise price of $10.90 and remaining term of 5.8 years, and 106,272 shares of unvested restricted stock outstanding.
Generally, the 2015 Plan has been designed to incorporate current best compensation practices. Additionally, past practices reflect that the annual rate at which we grant equity from existing plans has been reasonable. The Compensation Committee worked extensively with its independent compensation advisor, Meridian Compensation Partners, LLC in developing the 2015 Plan.

A summary of the 2015 Plan follows. This summary is qualified in its entirety by the full text of the 2015 Plan, which is attached as Appendix A to this Proxy Statement.

The Compensation Committee and the Board of Directors recommend a vote
“FOR” the approval of the 2015 Plan.

SUMMARY OF THE 2015 PLAN

Purpose. We believe that the 2015 Plan will promote the best interests of the Company and its shareholders, and is designed to attract and retain the best available talent and encourage the highest level of performance by, and provide additional incentive to executives, directors and other key employees of the Company and any Affiliated Company. The 2015 Plan will promote the Company’s success by better linking the financial interests of the participants to the financial interests of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

Type of Awards. The 2015 Plan provides for the grant of stock options in the form of incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code (“ISOs”) and non-qualified stock options that do not satisfy the requirements for ISO treatment (“NQSOs”). The 2015 Plan also allows for the issuance of stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards (“Stock Awards”) and performance shares and performance units (“Performance Awards”), which are collectively referred to herein as “Awards”.

Administration. The 2015 Plan will be administered by the Compensation Committee (or such other committee of the Company’s Board of Directors comprised exclusively of independent directors, as defined by NASDAQ, duly appointed to administer the Plan and having such powers as shall be specified by the Company’s Board of Directors) (the “Committee”).

Subject to the terms of the 2015 Plan, the Committee interprets the 2015 Plan and all related award agreements and is authorized to make all decisions relating to the operation of the 2015 Plan. The Committee also determines the participants to whom Awards will be granted and the type, number, vesting requirements and other features and conditions of such Awards. The Committee’s determinations under the 2015 Plan are final and binding on all persons.

Participants. Employees and directors of the Company and its affiliated companies are eligible to receive Awards under the 2015 Plan. ISOs may be granted only to employees.. The Committee will base its selection of award recipients, and its determination of the number of options, shares or units to be covered by each award on the nature of the participant’s duties and present and potential contributions to the Company’s success, and other factors the Committee deems relevant. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants and has not made any decisions regarding the allocation of awards under the 2015 Plan.

Number of Shares of Common Stock Available. The 2015 Plan reserves a total of up to 4,050,000 shares (the “Cap”) of Company common stock for issuance upon the grant or exercise of awards made pursuant to the 2015 Plan. Of these shares, the Company may grant shares in the form of restricted stock, performance shares and other stock-based awards and may grant stock options. However, the number of shares issuable will be adjusted by a “fungible ratio” of 2.35. This means that for each share award other than a stock option share or a stock appreciation right share, each 1 share awarded shall be deemed to be 2.35 shares awarded. For example, if 100 restricted shares are granted, the number of shares for the purpose of the overall Cap shall be 235 shares. The Company may also grant awards under the 2015 Plan that are unused or forfeited under the Conversion Plans, and four plans inherited from legacy United Financial Bancorp, Inc.: (a) United Financial Bancorp, Inc. 2006 Stock-Based Incentive

Plan, (b) United Financial Bancorp, Inc. 2008 Equity Incentive Plan, (c) CNB Financial Corp. 2008 Equity Incentive Plan, and (d) CNB Amended and Restated Stock Option Plan (collectively, the “Legacy Plans”). The number of shares available for Award under the Plan shall include shares of Stock that, now or in the future, are forfeited or canceled under the terms of the Conversion and Legacy Plans. Such Awards must be granted in accordance with the terms of the Plan.

Shares of common stock to be issued under the 2015 Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an Award which expires, terminates or is forfeited will again be available for issuance under the 2015 Plan. Shares covered by an Award shall be counted as used as of the effective date of the grant.

The number of shares of common stock available for issuance under the Plan shall not be increased by (a) any shares of common stock tendered or withheld or Award surrendered in connection with the purchase of shares of common stock upon exercise of an Option, (b) any shares of common stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations; (c) common stock repurchased on the open market with the proceeds of an Option exercise; or (d) any shares that were subject to a stock-settled SAR that were not issued upon the exercise of such SAR or Option.

The 2015 Plan imposes limitations on the issuance of certain Awards under the 2015 Plan, including:

•	The maximum amount payable pursuant to all performance awards denominated in cash to any participant in the aggregate in any calendar year shall be $1,000,000 in value; and

•
the maximum number of shares with respect to which any one director who is not an employee may be granted awards denominated in shares may not exceed in the aggregate $300,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year.

In the event of any change in the corporate structure or shares of the Company, such as a stock dividend or merger, the Committee may make any appropriate adjustments in the number and kind of shares of common stock with respect to which Awards may be granted under the 2015 Plan, including the limits described above, and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable exercise price subject to compliance with Section 409A of the Code.

•
Minimum Vesting. The 2015 Plan provides that vesting of options and SARs shall be no less than ratably over three years and one year for performance based awards. Up to 5% of shares available under the Cap can be issued with more rapid vesting provisions.

•
No Repricing. The 2015 Plan expressly provides that no amendment or modification may be made to an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares.

•	Clawback Provision. The 2015 Plan provides for any Award to be subject to the Company’s approved clawback policy as determined from time to time.

Terms of Stock Option Grants. Each option granted under the 2015 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2015 Plan. The exercise price of each option will be established in the discretion of the Committee, provided, however, that the exercise price for an ISO may not be less than 100% of the fair market value of the common stock on the date of the grant. Furthermore, any ISO granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Owner”) must have an exercise price equal to at least 110% of the fair market value of the common stock on the date of the grant The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Stock options in excess of such limit shall be treated as NQSOs.

The exercise price of an option may be paid in such form as permitted by the Committee, including, without limitation, cash, common stock, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the exercise price, or by a combination of these methods.

Under the 2015 Plan, ISOs are not transferable during the lifetime of the participant. ISO’s may be transferred by will or the laws of descent and distribution. Except as otherwise provided by the Committee consistent with any requirements under Form S-8 of the Securities and Exchange Commission, NQSOs are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. Each option may be exercised during the holder’s lifetime only by the holder or the holder’s guardian or legal representative, and after death only by the holder’s beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution.

Options may become exercisable in full or in installments according to a vesting schedule that is not more rapid than ratably over a period of not fewer than three (3) years for non-directors, and no longer than ten (10) years after the effective date of grant of an option for any participant. Unless otherwise determined by the Committee, options shall become fully vested and exercisable if the participant’s employment or service terminates due to death or disability. If the participant’s employment or service terminates on account of retirement, the shares of stock subject to any option shall continue to vest in accordance with the terms of the applicable option agreement.

The term of any option shall be set by the Committee. No option may be exercised after the tenth (10th) anniversary of the date the option was granted. Vested options that have not been exercised as of a participant’s separation from service may be exercised only during the applicable time period set forth in the option agreement which shall be determined in the discretion of the Committee and need not be uniform among all options. Notwithstanding the foregoing, if the participant’s employment or service terminates due to death or disability, all options shall be exercised within one (1) year of the date of death or disability and, if the participant’s employment or service is terminated on account of retirement, all options shall be exercised on the earlier of the end of the exercise period or; (i) with respect to options unvested at the time of retirement, prior to the third anniversary of the date of vesting; and (ii) with respect to options vested at the time of retirement, prior to the third anniversary of the date of retirement.

If a participant’s service is terminated by reason of retirement or for any reason other than death, disability or “Cause” as defined in the applicable Award agreement or the 2015 Plan, any vested or unvested options will be forfeited in the event the participant breaches certain non-competition and nonsolicitation provisions set forth in the 2015 Plan.

Terms of Restricted Stock Awards. Subject to the terms of the 2015 Plan, the Committee has the authority to determine the number of shares subject to a restricted stock awards and the terms, conditions and restrictions applicable to the vesting of a restricted stock award. Generally, the participant has all of the rights of a shareholder of the Company with respect to the shares subject to a restricted stock award, including, but not limited to, the right to vote and the right to receive dividends; provided that, any restricted stock granted subject to the achievement of performance criteria shall be forfeited to the extent such criteria is not satisfied.

The Committee shall determine the vesting and exercise period for each restricted stock award; provided that, restricted stock awards to non-directors shall become vested and exercisable ratably over a period of not fewer than three (3) years. Shares issued pursuant to any restricted stock award may be made subject to vesting conditioned upon the satisfaction of service requirements, conditions, restrictions or performance criteria, including, without limitation, performance goals established by the Committee and set forth in the Award agreement evidencing such restricted stock award. Unless otherwise determined by the Committee, restricted stock awards shall become fully vested if the participant’s employment or service terminates due to death or disability. If the participant’s employment or service terminates on account of retirement, the shares of restricted stock shall continue to vest in accordance with the terms of the Award agreement.

If a participant’s service is terminated by reason of retirement or for any reason other than death, disability or “Cause” as defined in the applicable Award agreement or the 2015 Plan, any unvested restricted stock will be forfeited in the event the participant breaches certain non-competition and nonsolicitation provisions set forth in the 2015 Plan.

Terms of Restricted Stock Units. The Committee may grant restricted stock units under the 2015 Plan, which represent a right to receive shares of common stock at a future date determined in accordance with the participant’s Award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award. Instead, the consideration for the award is the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with Performance Awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends paid by the Company. A holder of restricted stock units has no rights other than those of a general creditor of the Company. Restricted stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award agreement.

Unrestricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an unrestricted stock award to any participant pursuant to which such participant may receive shares of the Company’s common stock free of any restrictions under the 2015 Plan. Unrestricted stock awards may be granted in consideration for past services or other valid consideration, and may be provided in lieu of, or in addition to, any cash compensation due to such participant.

Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted restricted stock, restricted stock purchase rights and/or restricted stock units for more than 171,098 shares in any fiscal year.

Terms of Stock Appreciation Rights. Subject to the terms of the 2015 Plan, the Committee may grant a SAR to any eligible participant. SARs may be granted in tandem with a related stock option award or independently of any option. A SAR entitles the participant to surrender to the Company any then exercisable portion of the SAR in exchange for that number of shares of common stock having an aggregate fair market value on the date of surrender equal to the product of (i) the excess of the fair market value of a share of common stock on the date of surrender over the exercise price established by the Committee, which shall not be less than the fair market value of a share of common stock on the date the SAR was granted, and (ii) the number of shares of common stock subject to such SAR. In lieu of payment in shares of common stock, payment may be made in cash or partly in shares and partly in cash, as determined by the Committee. SARs to be settled in shares of common stock shall be counted in full against the number of shares available for award under the 2015 Plan, regardless of the number of shares actually issued to the participant upon settlement of the SAR.

The exercise price for each SAR shall be established in the discretion of the Committee; provided that, (i) the exercise price per share subject to a SAR granted in tandem with any option shall be the exercise price per share for the related option and (ii) the exercise price per share subject to a SAR granted independent of any option shall be not less than the fair market value of a share of common stock of the Company on the effective date of grant of the SAR.

Under the 2015 Plan, SARs are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. SARs may become exercisable in full or in installments according to a vesting schedule as the Committee may determine; provided that, a SAR awarded in tandem with any option shall be exercisable only at the time and to the extent that the related option is exercisable, unless otherwise determined by the Committee. Unless otherwise determined by the Committee, SARs that have not been exercised as of a participant’s separation from service may be exercised only during the applicable time period set forth in the award agreement which shall be determined in the discretion of the Committee. Notwithstanding the foregoing, if the participant’s employment or service terminates due to death or disability, all SARs shall be exercisable within one (1) year of the date of death or disability. If the participant’s employment or service terminates on account of retirement, all SARs shall be exercisable on the earlier of the end of the exercise period or; (i) with respect to SARs unvested at the time of retirement, prior to that date that is three (3) years from the date of vesting; and (ii) with respect to SARs vested at the time of retirement, prior to that date that is three (3) years from the date of retirement. No SAR may be exercised after the tenth anniversary of the date the SAR was granted. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no participant may be granted SARs for more than 427,747 shares in any fiscal year.

Terms of Performance Awards. The Committee may grant Performance Awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines. A performance share has an initial value equal to the fair market value of the Company’s common stock as determined on the date the performance share is granted. A performance unit has an initial value equal to one hundred dollars ($100.00). Performance Awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, Performance Awards may be settled in cash, common stock or any combination thereof, as determined by the Committee. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted performance shares that could result in the employee receiving more than twenty-five percent (25%) of the aggregate number of shares authorized for issuance under the 2015 Plan or performance units that could result in the employee receiving more than $1,000,000 with respect to such units in any fiscal year. A participant may receive only one performance award with respect to any performance period.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated for financial reporting purposes, or such division or business unit of Company as may be selected by the Committee. When an award is granted to a participant designated by the Committee as likely to be a “Covered Employee” within the meaning of Code Section 162(m), and the Committee believes the award should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of one or more of the following pre-established performance goals:

•	earnings or earnings per share;

•	return on equity;

•	return on assets;

•	revenues;

•	expenses or reduction in cost;

•	one or more operating ratios;

•	stock price;

•	shareholder return;

•	market share;

•	asset growth;

•	loan growth;

•	deposit growth and/or core deposit growth;

•	non-interest income;

•	charge-offs;

•	credit quality;

•	reductions in non-performing assets;

•	economic value added models or equivalent metrics;

•	productivity ratios;

•	customer satisfaction measures; and

•	accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions.

The performance goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant who is awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s common stock. Performance award payments may be made in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

The effect of the participant’s termination of employment or service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the award agreement evidencing such Performance Award. If a Participant’s service is terminated by reason of the retirement or for any reason other than death, disability or “Cause” as defined in the applicable award agreement or the 2015 Plan, any Performance Award will be forfeited in the event the participant breaches certain noncompetition and non-solicitation provisions set forth in the 2015 Plan. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Other Equity-Based Awards. The Committee may, in its discretion, grant to eligible employees other equity-based awards, as deemed by the Committee to be consistent with the purposes of the 2015 Plan.

No Repricing. No amendment or modification may be made to an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of the Company’s shareholders.

Parachute Payments. Except as otherwise provided in another agreement, contract or understanding that expressly addresses Section 280G or Section 4999 of the Code, any award held by a participant and any right to receive payment or other benefit under the 2015 Plan shall not become exercisable or vested (i) to the extent such benefit, when taken together with all other benefits the participant may be entitled to under any other compensation arrangements, would cause the benefit to the participant under the 2015 Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) (“Parachute Payment”) and (ii) if as a result of receiving the Parachute Payment, the aggregate after-tax amounts received by the participant from the Company under the 2015 Plan and all other compensation arrangements would be less than the maximum after-tax amount that could be received by the participant without causing any such benefit to be considered a Parachute Payment. In the event that the receipt of any such benefit under the 2015 Plan, in conjunction with benefits under all other compensation arrangements, would cause the participant to be considered to have received a Parachute Payment under the 2015 Plan that would have the effect of decreasing the after-tax amount received by the participant as described in clause (ii), then the participant shall have the right, in the participant’s sole discretion, to designate those benefits under the 2015 Plan or under any other compensation arrangement that should be reduced or eliminated so as to avoid having the benefit be deemed a Parachute Payment. Any reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent.

Adjustments for Changes in Capital Structure. Upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 2015 Plan, the number and kinds of shares for which grants of options and other Awards may be made under the Plan, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the participant immediately following such event shall be the same as immediately before such event. Any such adjustment in outstanding options, SARs or restricted stock purchase rights shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of such Awards, but shall include a corresponding proportionate adjustment in the exercise price per share for such option, SAR or restricted stock purchase right. The Committee may unilaterally amend the outstanding Awards to reflect these adjustments.

Effect of a Change in Control. In the event of a change in control (as defined in the 2015 Plan), each outstanding ISO, NQSO, SAR, Stock Award and Performance Award will become fully vested and in the case of vested stock options and SARs will become immediately exercisable.

In the event of a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets (in each case as determined under regulations issued pursuant to Section 409A of the Internal Revenue Code), any previously deferred RSUs or performance units and dividend equivalents will be immediately delivered to the holder of such RSU or performance unit.

Adjustments. Adjustments related to shares of stock or securities of the Company in the event of a change in the Company’s capital structure shall be made by the Committee. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control Transaction upon Awards other than options, SARs, restricted stock units and restricted stock, and such effect shall be set forth in the appropriate award agreement. The Committee may provide in the award agreement at the time of grant, or any time thereafter with the consent of the participant, for different provisions to apply to an award in place of those described in the preceding four sections.

Clawback Provision. Notwithstanding any provision in the Plan to the contrary, any “incentive- based compensation” within the meaning of Section 10D of the Exchange Act is subject to clawback by the Company in the manner required by Section 10D(b)(2) of the Exchange Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

Term of the 2015 Plan. The 2015 Plan will be effective upon shareholder approval. The right to grant Awards under the 2015 Plan will terminate upon the earlier of (a) the tenth anniversary of the effective date, or (b) the date additional grants would cause the shares issued or issuable under the 2015 Plan to exceed the number of shares of common stock reserved for issuance under the 2015 Plan. The Board of Directors may suspend or terminate the 2015 Plan at any time, subject to the terms of the 2015 Plan.

Amendment of the 2015 Plan. The 2015 Plan allows the Board to amend the 2015 Plan in certain respects without shareholder approval, unless such approval is required by law, regulation or otherwise.

Integration. In the event of any conflict between the terms of the 2015 Plan or an Award agreement and the terms of a participant’s employment, change in control or other employment-related agreement with the Company, such employment, change in control or other employment-related agreement will govern.

Summary of U.S. Federal Income Tax Consequences. The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon the sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant, or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction in which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally will be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option, provided the exercise price is at least equal to the market value of the stock. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised, unless the shares are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the participant’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards. A participant generally will recognize no income upon the grant of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant received shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory_Stock Options”), will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 162(m). Section 162(m) of the Code generally denies a corporate tax deduction for Special compensation exceeding $1,000,000 paid to the chief executive officer, or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, certain restricted stock grants, performance shares and performance units awarded under the 2015 Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2015 Plan limits the sizes of such awards as described above. While the Company believes that compensation in connection with such awards under the 2015Plan will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a Change in Control, compensation paid in settlement of performance awards may not qualify as “performance-based.” By approving the 2015 Plan, the shareholders will be approving, among other things, eligibility requirements for participation in the 2015 Plan, financial performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or level of compensation that could be made subject to certain awards, and the other material terms of the awards described above.

New Plan Benefits. The Company anticipates that grants of Awards will be made to non-employee directors, officers, employees and, possibly, advisory directors, on or after the effective date of the 2015 Plan. However, neither the Board of Directors nor the Committee has made specific determinations regarding the timing or size of individual Awards. In making any such grants, the Committee may consider any factors deemed relevant, including one or more of the following factors:

•	the need to attract and retain qualified employees and directors;

•	the value of building employee and director equity interests in the Company;

•	the Company’s financial performance;

•	the contributions of the Company’s employees and directors to the Company’s success;

•	the advice of benefits consultants regarding peer comparisons and other competitive factors;

•	the impact of Awards on the Company’s results of operations and stock trading price;

•	various factors unique to the Company based on the Company’s recent conversion from a mutual holding company to a fully public stock form of organization;

•	with respect to vesting schedules and other award features, the impact of SFAS 123(R); and

•	the requirements of Section 162(m) of the Code.

During 2014, options to purchase an aggregate of 318,555 shares of the Company’s common stock and 138,482 shares of restricted stock were granted under the 2012 Plan, and options to purchase an aggregate of 78,540 shares of the Company’s common stock were granted under the 2006 Plan to all executive officers of the Company as a group. The average exercise price of the options granted was $13.71. Options and restricted stock granted during 2014 to the Named Executive Officers are set forth under “Executive Compensation - Grants of Plan Based Awards.” The closing price of the Company’s common stock on August 5, 2015 was $13.54.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR APPROVAL OF THE UNITED FINANCIAL BANCORP, INC. 2015 OMNIBUS STOCK INCENTIVE PLAN
COMPENSATION DISCUSSION AND ANALYSIS
The information included in this Compensation Discussion and Analysis section is identical to that in the proxy statement mailed to shareholders on March 23, 2015 for the Company's Annual Meeting. In this section we discuss and analyze the compensation of the “Named Executive Officers” including the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers. In addition, in accordance with SEC rules, we also include our Former President and our Former Chief Risk Officer. The discussion and analysis also includes a description of our decision making process as well as the Company’s compensation philosophy, programs and the material factors affecting our decision making for 2014 compensation.
Our 2014 Named Executive Officers (“NEO”) were

William H.W. Crawford, IV	Chief Executive Officer
Eric R. Newell	Executive Vice President and Chief Financial Officer
Marino J. Santarelli	Executive Vice President and Chief Operating Officer
David C. Paulson	Executive Vice President and Head of Wholesale Banking
Mark A. Kucia	Executive Vice President and Chief Credit Officer
J. Jeffrey Sullivan	Former President
Scott C. Bechtle	Former Executive Vice President and Chief Risk Officer
For additional information regarding compensation of the Named Executive Officers, see “Summary Compensation Table” and other compensation-related tables and disclosure below.
Executive Summary
Transformational Merger of Equals
The prevalent theme for 2014 was the transformational merger of equals between United Financial Bancorp, Inc. and Rockville Financial, Inc. and their banking subsidiaries United Bank and Rockville Bank, completed on April 30, 2014. This brought together two financially strong, well-respected institutions to create a leading New England bank. The Company has preserved the value of the organization as a unified entity and positioned itself to provide superior service to customers while enhancing long term shareholder value. This was accomplished by reporting impressive organic loan growth, materially achieving objectives related to the elimination of redundant expenses, and successfully completing the conversion to one core operating system.
Executive leadership balanced many critical decisions to produce an operating net income of $26.7 million (Non-GAAP) for 2014 compared with $16.3 million for 2013. Although total net income declined year over year by $7.4 million, it occurred against a backdrop of maintaining a disciplined approach to asset quality, new branding and marketing initiatives, organization and branch restructuring, and resolute cultural integration. The Company also completed its Post-Merger objective of conducting a comprehensive review of the purchased loan portfolio by year-end, ensuring a consistent application of risk ratings across the portfolio.
Commercial Banking expanded in the Greater Springfield, Worcester and Fairfield County markets, acquiring respected leaders and commercial loan teams and growing in the fourth quarter by $65 million, or 11% annualized. Leveraging its larger geographic opportunity, the Company reported record quarterly origination volume for residential mortgage loans of $122 million in the fourth quarter, doubling the volume from the previous year. Deposits totaled $4.04 billion at the end of 2014 and held flat over the second half of the year amidst the Company’s conversion processes for its customer base. The Company had a noteworthy rise in fee income derived from United Northeast Financial Advisors, increasing by $810,000 to $1.8 million for the year 2014.
The Company’s Core operating performance, excluding merger and acquisition expenses, places United in the top quartile of the SNL National Thrift Index for EPS Growth. These one-time merger and acquisition expenses involve actions that position the Company for stronger, highly efficient performance in future periods. Taking a longer term perspective, United Financial Bancorp, Inc. maintains a three-year total shareholder return that is at the median of its peer group data. Both leadership and the workforce have demonstrated resiliency in generating favorable results while managing productive change.
Following the Merger, the Company affirmed the compensation philosophy that was adopted in 2012. The executive compensation program design accomplishes the objective of attracting, motivating, and retaining the talent needed to grow revenue and earnings and oversee the platform of a larger enterprise. Executive interests are aligned with shareholders under a robust governance structure that regularly analyzes its practices versus the market and pay relative to performance.
Say on Pay Consideration
At our Annual Shareholder Meeting held on April 26, 2011, our shareholders voted to approve an advisory vote on “say on pay” and “say on pay frequency” (three years) proposals. Based on the voting results, the Board of Directors determined to hold the “say on pay” vote every three years. Our last “say on pay” vote was conducted in 2014 and our shareholders showed support of the Company’s compensation practices with 93% of shares represented at the Annual Shareholder Meeting voting in favor of the proposal. Although the vote is non-binding, the Compensation Committee has considered its result and will continue to review and evolve programs and practices to ensure alignment with emerging best practices and regulatory guidelines. Included herein is a proposal to amend the “say on pay frequency” to annually from every three years.
Key Compensation Decisions
The Company adopted a new compensation philosophy and began applying it to our executive compensation program in 2012. The Company has not made any major changes to our executive compensation program since that time, however market based studies were performed following the Merger. Our executive compensation programs are designed to attract, motivate and retain talent. Our incentive programs are designed to promote pay for performance and reward executives for performance which ultimately creates long-term shareholder value. Annually, we review our compensation philosophy and our pay programs to ensure that our compensation program meets our objectives and aligns with our performance and business strategy while maintaining good corporate governance practices. For 2014, the following compensation decisions were made in consideration of the Company’s sustained strong performance and pending strategic merger of equals with United Financial Bancorp, Inc.

•	Base salary was reviewed and increases were determined to be market competitive.

•	In recognition of our sustained strong performance, the annual incentives were awarded between target and maximum.

•	The annual incentive program continues to use a scorecard approach to measure performance in a balanced manner and reduce unnecessary risk taking.

•	We made annual equity awards with a mix of stock options, time-vesting restricted stock and performance shares to provide a well-balanced perspective on long-term performance.
Corporate Governance Highlights
The Company has maintained important corporate governance polices:

•	Incentive pay was directly connected to Company and individual performance.

•	The equity awards vest over a three or five year time horizon, some of which are only obtained upon meeting certain performance criteria.

•	Executives and Board of Directors are subject to a robust stock ownership policy and are in compliance with it.

•	The employment agreements with Named Executive Officers, except the Chief Executive Officer (“CEO”), have a one-year term and the Committee reviews them annually before renewal.

•	The Change in Control protection in the agreements has a double-trigger provision.

•
The Clawback Policy and the Senior Officer Incentive Compensation Plan (the “SOICP”) include a clawback provision allowing our Board to recoup any excess compensation paid to the Named Executive Officers if the Company restates its financial results upon which an award is based.

The following discussion provides detailed information on the compensation practices related to our Named Executive Officers for fiscal year 2014. All Named Executive Officers of the Company are also Named Executive Officers of the Bank. Equity compensation for Named Executive Officers is paid by the Company while cash compensation and benefits are provided by the Bank. We summarize our philosophy and guiding principles as well as our decision process and the outcomes of that process.
Objectives of the Company’s Compensation Programs and Compensation Philosophy
Our executive compensation programs are designed to enable the Company to attract, motivate and retain talent needed for the Company’s success, reward executives for performance, align executive interests with those of our shareholders, provide competitive compensation and ensure a balanced approach that promotes sound risk management practices.
We plan to achieve these objectives through several guiding principles.

Principles	How we achieve the principles
Provide market competitive compensation that enables the Company to attract and retain executives	•	Competitive base pay ranges are designed to target market median with flexibility to recognize individual performance, experience and contribution.
	•	Total compensation is targeted to represent market (i.e. median) for meeting performance with variation in actual total compensation as appropriate to reflect individual and Company performance.
	•	Market is defined using a combination of published industry survey sources (representing similar size and scope) and a proxy peer group of banks similar in size and region.
	•	Retention of key executives is supported through the use of multi-year vesting schedules for stock.
A significant portion of pay will be performance-based and support our goal to deliver shareholder value	•	Greater than 50% of our total compensation opportunity will be performance-based represented by our short and long-term incentive plans.
	•	A portfolio of performance measures will be tied to strategic goals that are intended to deliver shareholder value.
Support a culture of ownership that aligns our executives’ interests with those of shareholders	•	Ownership guidelines and holding requirements support our culture of encouraging executives to have significant stock holdings.
Focus on long-term/stock perspective and balanced approach to rewards that supports sound risk management practices	•	Long-term equity compensation supports our goal to align rewards with the time horizon of potential risk.
•
Our total compensation program in aggregate is designed to balance multiple perspectives including short / long term performance, cash / equity, relative / absolute performance and fixed / variable pay.

Risk Assessment
The Company adheres to a conservative and balanced approach to risk. Management and the Board conduct regular reviews of the business to ensure it remains within appropriate regulatory guidelines and practice. In addition, the Company is periodically examined by the Federal Reserve Bank of Boston, the Federal Deposit Insurance Corporation and the Connecticut Department of Banking.
During 2014, the Chief Risk Officer conducted a thorough risk assessment of the Company’s 2014 Pre-Merger and 2014 Post-Merger incentive plans. During 2015, the Chief Risk Officer conducted a thorough risk assessment of the Company’s 2015 proposed plans. The in depth reviews were presented to the Compensation Committee, and, based on the Chief Risk Officer’s review, the Company concluded that the compensation programs provide appropriate balance across many performance measures, have controls on the range of payouts, allow Committee discretion in making awards and ultimately do not pose material risk to the Company. Going forward, the Company will continue to monitor and evolve its programs to ensure they are aligned with emerging regulations and best practices.

Role of the Compensation Committee, Management and the Compensation Consultant in the Executive Compensation Process
Role of the Compensation Committee
The Compensation Committee (the “Committee”) of our Board of Directors is responsible for discharging the responsibilities of the Board of Directors (the “Board”) with regard to determining compensation paid to our Named Executive Officers, as well as all other executive officers (other than payments or benefits that are generally available to all other employees of the Company). During 2014, prior to the Merger, the Committee was comprised of five (5) directors: Ms. Johnson, Ms. Papa and Messrs. Engelson, Chilberg and Lefurge. After the Merger, the Committee was comprised of four (4) directors: Ms. Johnson, Dr. Leary, Ms. Aiello and Mr. Lefurge, each of whom is an independent director under the NASDAQ Global Select Market listing requirements. To fulfill its responsibilities, the Committee meets throughout the year (13 times in 2014) and also takes action by written consent. The Chairman of the Committee reports on Committee actions at meetings of the Company’s Board.
The Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter can be found on the Company’s website at www.unitedfinancialinc.com. The Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of our executive compensation program. Annually, the Committee reviews all compensation components and performance for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Committee examines the total compensation mix, pay-for-performance relationship, and alignment with our compensation philosophy. The Committee also reviews the employment agreements for named executive officers. As the Committee makes decisions regarding the Chief Executive Officer and other executive officers’ compensation, input and data from management and outside advisors are provided for external reference and perspective. While the Chief Executive Officer makes recommendations on other executive officers’ compensation, the Committee is ultimately responsible for approving compensation for all executive officers. The Committee meets regularly in executive session without management.
Role of the Compensation Consultant
Pursuant to its charter, the Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Committee has access to the funding it needs to solicit advisory services to meet their requirements.
For 2014, the Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant. Meridian reports directly to the Committee and the Committee may replace Meridian or hire additional consultants at any time. Meridian attends meetings of the Committee, as requested, and communicates with the Chair of the Committee between meetings; however, the Committee makes all decisions regarding the compensation of the Company’s executive officers.
Meridian provides various executive compensation services to the Committee with respect to the Company’s executive officers and other key employees at the Committee’s request. The services Meridian provides include advising the Committee on the principal aspects of the executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of the program design and awards in relationship to its performance.
The Committee regularly reviews the services provided by its outside consultant and believes that Meridian is independent in providing specialized executive compensation consulting services. The Committee conducted a specific review of its relationship with Meridian in 2014, and determined that Meridian’s work for the Committee did not raise any conflicts of interest, and is consistent with the guidance provided under the Dodd-Frank Act, the SEC and the NASDAQ. The Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Role of the Company’s Management
The Company’s Management provides information and input, as requested by the Committee to facilitate decisions related to executive compensation. At the start of each year, the Chief Executive Officer develops proposed Company goals and objectives that are reviewed and approved by the Board of Directors. Performance measures for the incentive plan are derived from the Board approved goals.

Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Committee. The Chief Executive Officer and the Executive Vice President and Chief Human Resources Officer provide the Committee and other advisors with Company information related to the Committee’s needs.
The Committee occasionally requests members of executive management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives provide insight, suggestions or recommendations regarding executive compensation; however, only Committee members vote on decisions regarding executive compensation.
The Chief Executive Officer reviews executive performance with the Committee and makes recommendations relating to executive compensation decisions. The Committee meets with the Chief Executive Officer to discuss his own performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Committee’s deliberations. Decisions regarding other executives’ performance and compensation are made by the Committee considering recommendations from the Chief Executive Officer.
Inputs to Committee Decisions
Competitive Benchmarking
Understanding the competitive landscape is a key element the Committee considers in setting program targets and making compensation decisions. The Committee relies on data and advice of Meridian, which provides benchmarking data, best practices information and general education to members of the Committee as needed throughout the year.

A primary data source used in setting a competitive market for the Named Executive Officers is the information publicly disclosed by a custom peer group currently consisting of twenty-five (25) publicly traded banks of similar asset size and region. Due to the Merger, Meridian worked with the Committee to develop a new peer group for 2014 based upon the Post-Merger asset size of $5.1 billion. The revised peer group includes banks and thrifts approximately a half to two times the Company’s assets following the Merger, and includes banks located in the Northeast with median assets of $4.5 billion compared to United’s assets of $5.1 billion. The peer group was approved by the Committee and served as a reference for pay program designs and pay decisions Post-Merger. The following banks were included in the 2014 peer group:

Berkshire Hills Bancorp, Inc.	Lakeland Bancorp, Inc.
Boston Private Financial Holdings, Inc.	National Penn Bancshares, Inc.
Brookline Bancorp, Inc.	NBT Bancorp, Inc.
Century Bancorp, Inc.	Provident Financial Services, Inc.
Community Bank System, Inc.	S&T Bancorp, Inc.
Customers Bancorp, Inc.	Sandy Spring Bancorp, Inc.
Dime Community Bancshares, Inc.	Sterling Bancorp
Eagle Bancorp, Inc.	Sun Bancorp, Inc.
Financial Institutions, Inc.	Tompkins Financial Corporation
First Commonwealth Financial Corp.	TrustCo Bank Corp NY
Flushing Financial Corporation	Washington Trust Bancorp, Inc.
Hudson Valley Holding Corp.	WSFS Financial Corporation
Independent Bank Corp.
In addition to the peer group, the Consultant, Meridian, includes data from other industry surveys such as the 2013 Pearl Meyer & Partners Bank Compensation Survey and the 2013 McLagan Regional Banking Survey Report. Both surveys are broad-based compensation surveys with more than 100 financial institutions. The information from these competitive data sources were used to make 2014 base salary adjustments and to confirm award targets and ranges of our incentive programs.
2014 Executive Compensation Program Components and Decisions
The Company’s executive compensation program consists of the following components: base salary, short-term incentive, long-term equity awards and participation in our employee and executive benefit plans.

Base Salaries. Base salaries are reviewed annually and adjusted as appropriate to reflect each executive’s performance, contribution, experience and pay relative to the market. Internal responsibilities and relationships which may be unique to the Company are taken into consideration. During 2014, base salaries for executive officers were increased to reflect increased roles and responsibilities following the Merger, and new roles for Mr. Newell as Chief Financial Officer and Mr. Kucia as Chief Credit Officer.
The following summarizes the 2013 and 2014 salaries for the Company’s Named Executive Officers:

Named Executive Officer	2013 Base Salary	2014 Base Salary*
Mr. William H. W. Crawford, IV**	$476,000	$595,000
Mr. Eric R. Newell	$215,000	$300,000
Mr. Marino J. Santarelli	$280,000	$305,000
Mr. David C. Paulson	—	$275,000
Mr. Mark A. Kucia	$240,000	$275,000
Mr. J. Jeffrey Sullivan	—	$320,000
Mr. Scott C. Bechtle	$240,000	$250,000
* 2014 base salary increases were effective at Merger-close, May 1, 2014.
** Mr. Crawford’s base salary increased to $500,000 from $476,000 effective January 1, 2014 and increased to the above reported amount effective at the time of the Merger.
Short-Term Incentive Compensation. All executive officers participate in the Company’s Senior Officer Incentive Compensation Plan (the “SOICP”) which is administered by the Compensation Committee of the Board of Directors. The SOICP is an annual incentive plan designed to encourage participants to focus on key performance goals during the fiscal year. The SOICP provides participants with an opportunity to earn variable rewards that are contingent on a combination of Company and Individual performance. In 2014, as a result of the Merger, the Company administered two short-term incentive compensation plans, including one Pre-Merger, with a performance period of January 1, 2014 through April 30, 2014; and one Post-Merger, with a performance period of May 1, 2014 through December 31, 2014.
Pre-Merger Short-Term Incentive Compensation (January 1 – April 30, 2014)
The SOICP provides that each participant has a defined incentive opportunity expressed as a percentage of base salary. The incentive opportunity reflects a target award that will be paid assuming all financial and individual goals are achieved. The target incentive opportunity is 50% of base salary for the Chief Executive Officer and 40% for the Executive Vice Presidents and certain Senior Vice Presidents. These opportunities and payouts were prorated for the four month period of the Pre-Merger plan.
As shown in the table below, four different performance goals were established for the Pre-Merger plan. Performance was measured by a combination of Company and individual goals to support a “balanced” view of performance and incorporate sound risk management features.

Performance Measure	Weight
Earning Asset Growth	25%
Deposit Growth	25%
Relative Non-Performing Assets / Total Assets*	25%
Individual Performance	25%
* Measured compared to Performance Comparison Group
The Performance Comparison Group is reviewed and approved by the Committee. The group is defined as the SNL U.S. Bank and Thrift Index.
Performance for each measure is defined at threshold, target and stretch levels which correspond to a range of potential payouts (50% of target incentive for threshold performance, 100% of target incentive for target performance and 150% of target for stretch performance). Awards are interpolated in between these levels to provide for incremental rewards.

In order for the plan to “activate” the Company must attain 80% of the budgeted Net Income After Taxes (NIAT), ($11.61 million in 2014; pro-rated to $3.87 million for the four month Pre-Merger period). If this level of NIAT is not met, the

SOICP will not pay out any awards regardless of performance on other goals. Once 80% of the NIAT is achieved, the incentive plan will activate and payouts will be determined based on Company and individual performance as defined below.
Upon legal close of the merger, April 30, 2014, the Pre-Merger SOICP performance period ended and performance was assessed against the Company goals to determine payouts related to each performance measure. The performance metrics for NIAT, Earning Asset Growth and Deposit Growth, were annualized in order to assess against full year goals. The relative measure was assessed as of the most recent quarter end, March 31, 2014.
As shown in the table below, the Company met stretch level for all three corporate performance measures. Individual performance is assessed for each executive to determine the award related to individual goals. The final payout is then calculated for each executive.

Performance Measures	Weighting	Threshold	Target (Annualized)	Stretch	Actual (Annualized)	Earned %
Plan Gate/Trigger	—	—	$11.61M	—	$11.67M	Plan Activated
Earning Asset Growth	25%	7%-9%	9/1/2011	11.01+%	16.36%	150%
Deposit Growth	25%	9%-11%	11/1/2013	13.01+%	13.61%	150%
NPA/Total Assets As Measured by SNL Performance Comparison Group	25%	50th Percentile	33rd Percentile	25th Percentile	Top Quartile	150%
Individual Performance	25%	Set individually based on role			Varies by Participant	Varies
The individual performance component of the SOICP is based on the Chief Executive Officer’s recommendation to the Committee of each individual’s performance. Individual performance is weighted 25% and evaluated based on a payout scale of 50% to 150%.
For 2014, all Named Executive Officers exceeded their performance goals and received near stretch level payout for the individual component. Each executive has individual goals specific to his or her role that focus on the successful execution of the Bank’s 2014 strategic plan.
Despite the achievement of near stretch performance for each executive, the Chief Executive Officer suggested and the Committee determined that, regardless of above-target performance, it would be appropriate to pay out these incentives at target due to the short period under review.
The following table shows the payout targets and resulting actual payout of annual cash incentives for the Pre-Merger incentive period of January 1, 2014 through April 30, 2014 and pro-rated for the partial year.

Named Executive Officer	Pre-Merger Incentive Target & Actual (pro-rated)
Mr. William H.W. Crawford, IV	$82,175
Mr. Eric R. Newell	$28,268
Mr. Marino J. Santarelli	$36,814
Mr. David C. Paulson	$36,157
Mr. Mark A. Kucia	$31,555
Mr. J. Jeffrey Sullivan(1)	-
Mr. Scott C. Bechtle	$31,555
         (1) Mr. Sullivan was not a Company executive prior to the Merger.
Post-Merger Short-Term Incentive Compensation
Similar to the Pre-Merger Plan, each participant has a defined incentive opportunity expressed as a percentage of base salary. The incentive opportunity reflects a target award that will be paid assuming all financial and individual goals are achieved.

The target incentive opportunity was 50% of base salary for the Chief Executive Officer and 40% for the Executive Vice Presidents and certain Senior Vice Presidents, the same as that used for the Pre-Merger Plan.
As shown the in the table below, four different performance goals were established for the Post-Merger plan period from May 1, 2014 through December 31, 2014. Performance was measured by a combination of Company and individual goals to support a “balanced” view of performance and incorporate sound risk management features. Performance against goals was annualized for the purpose of calculation of attainment.

Performance Measure	Weight
Earning Asset Growth	25%
Successful Merger	25%
Cost Savings	25%
Individual Performance	25%
Performance for each measure is defined at threshold, target and stretch levels which correspond to a range of potential payouts: 50% of target incentive for threshold performance, 100% of target incentive for target performance and 150% of target incentive for stretch performance. Awards are interpolated in between these levels to provide for incremental rewards.
There was no performance gate or trigger for the Post-Merger plan due to the qualitative aspects of the plan and the focus on a successful integration. The incentive plan payouts were determined based on Company and individual performance as defined below.
For the Post-Merger period in 2014, the Company met stretch performance goals for all three corporate performance measures. The following table summarizes performance achievement relative to the financial goals.

Performance Measure	Weight	Threshold	Target	Stretch	Actual (Annualized)	Payout Percentage
Earning Asset Growth	25%	3%	5%	7.01+%	11%	150%
Successful Merger	25%	1-2	3	4-5	3	100%
Cost Savings	25%	1-2	3	4-5	4	150%

A qualitative factor rating of one (1) represents a partially achieved goal or expectation; a qualitative factor rating of two (2) represents slightly below goal; a qualitative factor rating of three (3) represents meeting goal or expectation; a qualitative factor of four (4) represents exceeding the goal or expectation; and a qualitative factor of five (5) represents significantly exceeding the goal or expectation.
The individual performance component of the SOICP is based on the Chief Executive Officer’s recommendation to the Committee of each individual’s performance. Individual performance is evaluated based on a payout scale of 50% to 150%.
For 2014, all Named Executive Officers exceeded their performance goals and received near stretch level payout for the individual component. Some of the individual items that were considered include:

•
Mr. Newell oversaw the investment portfolio and ensured systems were in place for appropriate risk-adjusted growth, achieving a growth in earning assets that exceeded expectations. He contributed to the oversight of systems integration, policies and procedures which were critical for an effective merger. Mr. Newell led the strategic planning process with the executive management team and the Board, ensuring success on key initiatives and prioritized selection of investments for future growth and expense savings.

•
Mr. Santarelli led a Bank Merger team which integrated both organizations and converted over half of the customer base with above average industry success. He restructured the branch system and optimized locations to achieve substantial cost savings. He championed a home equity program that doubled originations over the previous year and developed a bank investment services program recognized as having the third best growth in the country for the first half of 2014.

•
Mr. Paulson joined the Bank in March, 2014 and quickly led expansion into the Fairfield, Connecticut market, including the recruitment of a highly respected commercial banking team. Later in the year, Mr. Paulson laid the groundwork for further acquisition and expansion of outstanding loan teams in other markets, and introduced and conducted numerous cultural, strategic and tactical changes to facilitate the success of the merger.

•
Mr. Kucia oversaw a credit platform supporting strong growth in the commercial portfolio that was both prudent and profitable. This included a full review of the credit platform and effectively handling new complexities and associated remediation efforts as the Bank doubled in size with the merger. Mr. Kucia’s valuable leadership has ensured a disciplined approach to asset quality.

•
Mr. Bechtle’s management of the Company’s risk management has led to a stable environment with the appropriate level of risk. Additionally, his direct involvement in the loan approval and credit administration processes allowed the Company to attain some of the industry’s highest asset quality metrics.

The following table shows the payout opportunity and the actual payout of annual cash incentives for the Pre-Merger incentive period of April 1, 2014 through December 31, 2014 and pro-rated for the partial year.

Named Executive Officer	Post-Merger Incentive Target	Post-Merger Incentive Actual	% of Target Incentive
Mr. William H.W. Crawford, IV	$199,712	$262,121	131%
Mr. Eric R. Newell	$80,556	$114,965	143%
Mr. Marino J. Santarelli	$81,899	$107,491	131%
Mr. David C. Paulson	$73,843	$113,843	154%
Mr. Mark A. Kucia	$73,843	$105,384	143%
Mr. J. Jeffrey Sullivan(1)	—	—	—
Mr. Scott C. Bechtle(2)	$67,130	$100,000	149%
(1) Mr. Sullivan was not a Company executive during the performance period.
(2) Mr. Bechtle’s earned incentive award in 2014 was based on the change-of-control provision of his employment agreement.

The following table shows the total payout opportunity and the total actual payout of annual cash incentives for the full year January 1, 2014 through December 31, 2014, including actual Pre-Merger and Post-Merger payouts.

Named Executive Officer	2014 Incentive Target	2014 Incentive Actual	% of Target Incentive
Mr. William H.W. Crawford, IV	$281,887	$344,296	122%
Mr. Eric R. Newell	$108,824	$143,233	132%
Mr. Marino J. Santarelli	$118,713	$144,305	122%
Mr. David C. Paulson(1)	$110,000	$150,000	136%
Mr. Mark A. Kucia	$105,398	$136,939	130%
Mr. J. Jeffrey Sullivan(2)	—	—	—
Mr. Scott C. Bechtle	$98,685	$131,555	133%

(1)	Mr. Paulson’s earned incentive award in 2014 was based on the terms of his employment offer which required a minimum $150,000 payout for the plan year.

(2)	Mr. Sullivan was not a participant in the Pre-Merger plan, and Mr. Sullivan’s resignation was effective June 2, 2014.
Long-Term Equity Awards. The Committee and management believe that equity compensation is a critical component of a total direct compensation package which enhances the Company’s ability to recruit, retain and reward key talents needed for the Company’s success, align executives’ interests with those of our shareholders, encourage executives’ best performance and provide additional incentives for long-term sustained performance. Our shareholder approved stock incentive plans allow us to execute our philosophy by providing equity compensation to our key executives and Board members.
The Committee approved equity awards to members of the executive management team, including the CEO, NEOs and Directors, pursuant to the Company’s shareholder-approved 2006 Stock Incentive Award Plan (the “2006 Plan”) and the 2012 Stock Incentive Plan (the “2012 Plan.”) In determining the form of equity to be granted, the Committee considered many factors including the ability to drive corporate performance, retention, executive officers’ current stock ownership level, tax and accounting treatment and the impact on dilution. Awards were made in consideration of market practice and alignment with the Company’s compensation philosophy. The 2014 equity grants were comprised of 25% stock options, 25% time-vesting restricted stock and 50% performance-vesting restricted stock (“performance shares”).

	2014 Equity Awards
Named Executive Officer	Target LTI as % of Base	The 2012 Plan Time- Vested Restricted Stock (# of Shares)	The 2012 Plan Performance- Vested Restricted Stock (# of Shares)	The 2006 Plan Stock Options (# of Shares)	The 2012 Plan Stock Options (# of Shares)	Total Value at Target ($000)
Mr. William H.W. Crawford, IV	70%	11,340	15,167	6,702	20,107	$417
Mr. Eric R. Newell	30%	2,731	5,462	4,783	14,349	$150
Mr. Marino J. Santarelli	45%	2,499	4,998	4,376	13,129	$137
Mr. David C. Paulson(1)	n/a	17,019	5,673	—	—	$300
Mr. Mark A. Kucia	30%	1,820	3,641	3,188	9,566	$100
Mr. J. Jeffrey Sullivan(2)	—	—	—	—	—	—
Mr. Scott C. Bechtle	30%	1,820	3,641	3,188	9,566	$100

(1)
Mr. Paulson received new hire grants on May 12, 2014; 17,019 shares of time-vesting restricted stock and 5,673 shares of performance-vesting restricted stock. He was not eligible for the annual LTI award granted on June 20, 2014.

(2)	Mr. Sullivan’s resignation was effective prior to the annual LTI awards granted on June 20, 2014.

Stock options from the 2006 Plan have an incremental vesting schedule which vests 20% upon the first anniversary of the grant date, and the remaining 80% vested 20% annually over the next four years. Stock options and time-vested restricted stock granted from the 2012 Plan have an incremental vesting schedule which vests 33.33% upon the first anniversary of the grant date with the remaining vested 33.33% annually over the next two years.
Performance-vested restricted stock has a three-year performance period (July 1, 2014 – June 30, 2017) with performance criteria reflecting two key financial measures with equal weighting: three-year change in Core Earnings Per Share (“Core EPS”) and three-year Total Shareholder Return (“TSR”). These goals were selected to reflect our focus of sound risk management and shareholder value enhancement over the long-term horizon. Performance will be evaluated after three years based on the Company’s performance relative to the SNL U.S. Bank and Thrift index with assets between $3.5 billion and $10 billion.

3 year Performance Relative to SNL U.S. Bank & Thrift Index	Payout Schedule
75th to 100th percentile	150% of target
50th to 74th percentile	100% of target
35th to 49th percentile	50% of target
Below the 35th percentile	0% of target
Each measure’s performance is determined independently. A payout percentage will be interpolated between 50% and 100% and between 100% and 150% dependent on the reported percentile to peers. However, if either the Core EPS or TSR metric is negative for the performance period, the total payout will be capped at Target. The performance-based restricted stock will be vested as soon as practical after performance results are known and the Committee reviews and approves the results.
Equity Compensation Grant Practices
The Committee is solely responsible for the development of the schedule of equity awards made to our Chief Executive Officer and the other Named Executive Officers. As a general matter, the Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we have never timed the release of material non-public information to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. The Committee’s decisions are reviewed by the full Board of Directors.
In accordance with our equity plan, the Committee may grant stock options only at or above fair market value, which is defined as the closing sales price of our common stock on the NASDAQ on the date of grant.

Stock Ownership Guidelines:
In 2012, the Committee implemented stock ownership guidelines to encourage select senior executive officers and directors to hold meaningful ownership in Company stock and align their interests with those of our shareholders.

Our policy requires senior executive officers and Board members to obtain and maintain beneficial ownership (by Company grant and through individual purchase) of the following amount of shares in the Company’s common stock.

Position / Level	Requirement
Directors
Board Member	3 times Board retainer

Senior Executive Officers
Chief Executive Officer	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary
Beneficially owned shares include shares that the individual owns or has voting power including the power to vote, or to direct the voting; and/or, investment power including the power to dispose or to direct the disposition. Shares owned by an individual in the Company’s benefit plans (e.g. 401(k) with ESOP component) count toward the stock ownership requirement. In addition, unvested time-vesting restricted stock count toward the stock ownership requirements since those shares convey voting rights during the vesting period.
Until the requirement is met, senior executive officers and Directors are expected to hold 75% of net of tax shares from equity grants. There were no exceptions to this holding requirement in 2014.
Hedging Policy and Pledging Restrictions
Our policy prohibits our senior executive officers and Directors from engaging in transactions having the effect of hedging the unvested portion of any equity or equity-linked award. In addition, the Company does not permit shares pledged for senior executive officers and Directors to be applied toward stock ownership guidelines, and limits the number of shares they may pledge.
Clawback Policy
In 2015, the Company adopted a Clawback Policy (the “Policy”), triggered by the restatement of the financial statements. The Policy covers performance-based incentive and equity compensation awarded when vesting, settlement or payment is contingent up on the achievement of a specified performance metric. Excess compensation, determined to be the amount of compensation that would not have been paid to the Executive Officer if the financial statements were correct at the time of the payment, would be subject to recoupment at the discretion of the Committee.
Chief Executive Officer Compensation Review
In recognition of his strong performance and market data provided by Meridian following the Merger in which the Company increased its total assets to $5.1 billion from $2.4 billion; and changed its peer group to one of banks with assets of $3 billion to $7 billion from one of assets of $1 billion to $4 billion, the Committee increased the CEO’s base salary by 19% to $595,000 Post-Merger. His short-term incentive target was decreased to 50% from 60% of base salary in the prior year, and his cap increased to 150% from 125% of the target in the prior year. Mr. Crawford’s 2014 incentive, determined under the Pre-Merger SOICP, was $82,175. Despite the achievement of near stretch performance, the Committee approved a Pre-Merger incentive paid to Mr. Crawford at target. Mr. Crawford’s incentive, determined under the Post-Merger SOICP, was $262,121, or approximately 131% of his target incentive. He received equity grants with a fair market value of $416,487 comprised of $52,546 of stock options and $363,941 of restricted stock (43% time-vesting and 57% performance-vesting).
Also pursuant to his employment agreement, the Committee granted a defined contribution supplemental executive retirement plan (“SERP”) in December 2012. The SERP provides Mr. Crawford with annual contributions on the last day of the plan year equal to 30% of base salary, less all employer contributions (other than matching contributions) to his accounts under the 401(k) Plan, the Employee Stock Ownership Plan (which merged with the 401(k) Plan effective January 1, 2014 and for 2014 contributions) and the Supplemental Savings and Retirement Plan. Mr. Crawford has the opportunity to receive an additional annual contribution equal to 15% of base salary if certain performance criteria are achieved during overlapping three-year performance periods, as established within ninety (90) days of the beginning of each performance period by the Committee.
Benefits and Supplemental Executive Retirement Plans
In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the Employee Stock Ownership Plan (which merged into the 401(k) Plan effective January 1, 2014), and life insurance. All of the Named Executive Officers are also eligible to participate in the Supplemental Savings and Retirement Plan. This Plan provides restorative payments to select highly compensated executives designated by the Compensation Committee who are prevented by federal law from receiving the full benefits contemplated by the 401(k) Plan.
The Company offered a tax-qualified defined benefit Pension Plan for the benefit of employees hired prior to January 1, 2005. During 2012, the Committee reviewed the Bank’s retirement program, benefits trends and best practices, and made a strategic decision to hard freeze the Pension Plan effective as of December 31, 2012. For a transition, the Committee approved to provide transitional credit for current Pension Plan participants to the 401(k) Plan equal to an additional 3% of compensation for each year beginning in 2014 and through 2017. None of the current Named Executive Officers are participants in this plan.
Mr. Kucia participates in an individual Supplemental Executive Retirement Agreement designed to provide him with retirement benefits outside of the Retirement Plan of Rockville Bank which was closed to new entrants as of January 1, 2005. The Committee believes this nonqualified supplement retirement benefit is both appropriate and common for executives based on information reviewed by the Committee at the time the Plan was established in 2010.
In December 2012, the Company adopted a defined contribution supplemental executive retirement plan (“SERP”) for Mr. Crawford to fulfill the promise made in Mr. Crawford’s 2011 employment agreement, as well as to encourage retention and provide an additional opportunity for long-term performance-based compensation. The SERP provides Mr. Crawford annual contributions on the last day of the plan year equal to 30% of base salary, less all employer contributions (other than matching contributions) to his accounts under the 401(k) Plan and the Supplemental Savings and Retirement Plan. Mr. Crawford has the opportunity to receive an additional annual contribution equal to 15% of base salary if certain performance criteria are achieved during overlapping three-year performance periods, as established within ninety (90) days of the beginning of each performance period by the Committee. The initial performance periods ending December 31, 2013 and December 31, 2014, are based on one-year and two-year periods, respectively, each commencing on January 1, 2013. The first full three-year performance period is the period commencing on January 1, 2013 and ending on December 31, 2015.
In addition to the contributions described above, the SERP account balance is credited with interest each month based on the monthly Moody’s Seasoned Aaa Corporate Bond Yield. At termination of employment, Mr. Crawford receives his vested account balance, payable as a lump sum on the first day of the month following the one year anniversary of his separation from service. If termination occurs for reasons other than death, disability, involuntary termination following a change in control, or for cause, the percentage of the account that is vested is as follows: 0% prior to December 31, 2015; 50% if still employed at December 31, 2015, and an additional 10% at each subsequent anniversary until fully vested, if Mr. Crawford remains continuously employed by the Company through December 31, 2020. If termination occurs due to death or disability, the account balance becomes 100% vested and the balance is distributed as a lump sum payment on the first of the month following separation from service. Upon involuntary termination (or termination for good reason) within two years following a change in control, the account balance becomes 100% vested and an additional amount is added to the account equal to the product of A and B, where:

•
A is an amount equal to 30% of annual salary, less all employer contributions (other than matching contributions) to Mr. Crawford’s accounts under the 401(k) Plan, the Employee Stock Ownership Plan and the Supplemental Savings and Retirement Plan for the respective plan year, and;

•	B is the lesser of 10 or the number of years between Mr. Crawford’s age at separation from service and age 65.
All benefits under the SERP are forfeited if Mr. Crawford is terminated for cause. As the SERP is an unfunded, non-qualified plan, Mr. Crawford has the status of an unsecured general creditor of the Company with respect to the benefits accrued under the SERP.
Mr. Crawford, Mr. Santarelli, Mr. Paulson and Mr. Bechtle received automobile allowances, and Mr. Crawford, Mr. Newell, Mr. Santarelli, Mr. Paulson, Mr. Kucia, Mr. Sullivan and Mr. Bechtle received club dues reimbursement, the value of which is disclosed in the notes to the Summary Compensation Table.

Death Benefits for Certain Officers

The Bank maintains an unfunded plan for a select group of officers whose lives have been insured by Bank Owned Life Insurance (“BOLI”) pursuant to which $25,000 is payable to a beneficiary designated by the officer upon the death of the officer while actively employed by the Bank or after attaining eligible retirement age. The benefits of the Plan are primarily for the Bank but each policy provides that a $25,000 portion of the proceeds upon death be paid to the officer’s designated beneficiary.

Executive Employment/Severance Agreements

The Company has entered into employment agreements with all of its Named Executive Officers and certain non-executive officers. All of these contracts reflect a term of one year, with the exception of Mr. Crawford, CEO, who has a three year contract. On November 14, 2013, the Committee entered into a new employment agreement with Mr. Crawford with an initial term of three years, effective as of April 30, 2014. The term of the agreement is until April 30, 2017, subject to possible annual extensions. The agreement provides for an initial base salary of $500,000 per year. The agreement also provides that Mr. Crawford will be eligible to earn annual incentive compensation with an incentive target in amounts determined by the Company’s Compensation Committee. Mr. Crawford will be eligible to participate in employee and executive benefit plans and programs of the Bank.

The employment agreements include change of control provisions. The Company believes these agreements are necessary to preserve a stable executive team during the transition process related to a change of control, and appropriate to provide a level of financial security so that executives will remain focused on shareholders’ and customers’ interests in connection with the change of control.

Named Executive Officers are not entitled to receive severance benefits due simply to a change of control. The change of control provisions provide for the payment of severance benefits upon a “double trigger” event. A “double trigger” event used in this context means that an executive is only entitled to change of control benefits if the executive’s employment is terminated without cause or the executive resigns for good reason within two years of a change of control.

If the payments and benefits payable in connection with a change of control would be subject to the excise tax under Section 4999 of the Internal Revenue Code (the “Code”), the Named Executive Officer will receive either (a) the payment reduced to the maximum amount that will not result in any excise tax under Code Section 4999 being triggered; or (b) the full payment, in which case, the Named Executive Officer will be responsible for paying the excise tax, but only if this alternative leaves the Named Executive Officer in a better after-tax position.

Tax, Accounting and Other Considerations

The Compensation Committee considers the effects of tax and accounting treatments when it determines executive compensation. For example, in 1993, the Internal Revenue Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring United’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. The employment contracts for the Named Executive Officers were amended in 2012 and contain change of control limitation provisions pursuant to Internal Revenue Code Section 280G. If a change of control payment exceeds the limit for deductible payments under Section 280G of the Internal Revenue Code, the higher of (i) safe harbor amounts; or (ii) full payments after tax (i.e., “best of after-tax benefit”) will be paid to the Named Executive Officer. For the full payments, the Named Executive Officer is responsible for paying the excise tax. The Compensation Committee takes into consideration the accounting effects of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 in determining vesting periods for stock options and restricted stock awards under the Rockville Financial, Inc. 2006 Stock Incentive Award Plan and the Rockville Financial, Inc. 2012 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with Management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which incorporates by reference the disclosure contained in this Proxy Statement.

March 6, 2015

The Compensation Committee:

Kristen A. Johnson, Chairman
Carol A. Leary, Vice Chairman
Paula A. Aiello
Raymond H. Lefurge, Jr.

COMPENSATION OF EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT
Summary Compensation Table
The following table sets forth certain information with respect to the compensation of our principal executive officer, principal financial officer and three most highly compensated executive officers. In addition, in accordance with SEC rules, we also include our Former President and our Former Chief Risk Officer. Each individual listed in the table below may be referred to as a Named Executive Officer or NEO or Executive Officer. No options or other equity-based awards were repriced or otherwise modified during 2014 for the Named Executive Officers.

Name and Principal Position	Year	Salary(2)	Bonus(3)	Stock(4) Awards	Option Awards (5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total
(a)	(b)	(c)$	(d)$	(e)$	(f)$	(g)$	(h)$	(i)$	(j)$
William H. W.	2014	565,865	—	363,941	52,546	344,296	—	319,102	1,645,750
Crawford, IV	2013	439,925	—	118,985	118,999	346,290	—	305,077	1,329,276
Chief Executive Officer	2012	429,006	—	1,053,007	352,121	327,375	—	178,715	2,340,224
Eric R. Newell	2014	273,039	—	112,490	37,499	143,233	—	34,641	600,902
Executive Vice President,	2013	201,396	—	32,224	32,247	125,130	—	48,245	439,242
Chief Financial Officer and Treasurer	2012	—	—	—	—	—	—	—	—
Marino J. Santarelli	2014	297,904	—	102,934	34,310	144,305	—	38,941	618,394
Executive Vice President,	2013	264,831	—	48,999	48,998	162,960	—	69,752	595,540
Chief Operating Officer	2012	260,169	—	260,584	126,549	158,400	—	76,674	882,376
David C. Paulson(1)	2014	235,865	150,000	299,988	—	150,000	—	31,721	867,574
Executive Vice President,	2013	—	—	—	—	—	—	—	—
Head of Wholesale Banking	2012	—	—	—	—	—	—	—	—
Mark A. Kucia	2014	264,480	—	74,980	24,998	136,939	69,256	32,096	602,749
Executive Vice President,	2013	223,135	—	35,987	36,000	139,680	(41,690)	69,042	462,154
Chief Credit Officer	2012	211,327	—	260,584	126,549	129,000	37,493	58,086	823,039
J. Jeffrey Sullivan(1)	2014	37,502	—	—	—	—	—	1,206,218	1,243,720
Former	2013	—	—	—	—	—	—	—	—
President	2012	—	—	—	—	—	—	—	—
Scott C. Bechtle(1)	2014	247,654	—	74,980	24,998	131,555	—	1,564,539	2,043,726
Executive Vice President,	2013	244,846	—	35,987	36,000	139,680	—	62,989	519,502
Chief Risk Officer	2012	216,077	—	260,584	126,549	132,000	—	70,032	805,242

(1)
Mr. Paulson was hired on March 2014 and became a Named Executive Officer in 2014; Mr. Kucia became a Named Executive Officer in 2014 and was reported as an NEO in 2012. Mr. Sullivan was President until June 2, 2014. Mr. Bechtle was Executive Vice President and Chief Risk Officer until December 30, 2014.

(2)
Reflects actual base salary amounts paid for fiscal years 2012-2014. Annualized base salaries as of December 31, 2014 were as follows: Mr. Crawford: $595,000; Mr. Newell: $300,000; Mr. Santarelli: $305,000; Mr. Paulson: $275,000; Mr. Kucia: $275,000; Mr. Sullivan: $320,000; and Mr. Bechtle: $250,000.

(3)	The amount shown represents new hire bonus for Mr. Paulson in 2014.

(4)
These amounts represent the aggregate grant date fair value of restricted stock awards made pursuant to Rockville’s 2012 Stock Incentive Plan determined in accordance with FASB Topic 718. All time-vesting restricted stock awards with the first vesting occurring on the one-year anniversary of the grant. All performance-vesting restricted stock awards vest 100% upon the three year anniversary of the grant if such defined performance metrics are met. The value attributed to performance shares in the Summary Compensation table above (50% of the total value of the Stock Awards) reflects target performance. The maximum value assuming performance at stretch level would be: Mr. Crawford, $468,063, Mr. Newell, $149,984, Mr. Santarelli, $137,245, Mr. Paulson, $337,487, Mr. Kucia, $99,975; and Mr. Bechtle: $99,975. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation Plans” to United’s Consolidated Financial Statements for the year ended December 31, 2014 as contained in United’s Annual Report on Form 10-K incorporated herein by reference.

(5)
These amounts represent the aggregate grant date fair value of stock option awards made pursuant to both Rockville Financial, Inc. 2006 Stock Incentive Award Plan and Rockville Financial Inc. 2012 Stock Incentive Plan determined in accordance with FASB Topic 718. The stock options awarded in December 2006 vested on December 13, 2008. All other stock option awards granted from the 2006 Stock Incentive Award Plan prior to 2014 vest 20% upon grant and 20% per year over the next four years. Stock option awards granted from the 2012 Stock Incentive Plan prior to 2014 vest 25% upon grant and 25% per year over the next three years. Grants beginning in 2014 begin vesting on the first anniversary of the grant and vest 20% per year if granted from the Rockville Financial Inc., 2006 Stock Incentive Award Plan and 33.33% per year if granted from the Rockville Financial Inc., 2012 Stock Incentive Plan. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation Plans” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2014 as contained in United’s Annual Report on Form 10-K incorporated herein by reference.

(6)
Reflects the annual bonus award earned for fiscal year 2014 under the Pre-Merger Rockville Bank Senior Officer Incentive Compensation Plan and the Post-Merger United Bank Senior Officer Incentive Compensation Plan.

(7)	Reflects the changes in the present value of the life annuity from fiscal year end 2013 to 2014 for the non-qualified defined benefit retirement plan (Supplemental Executive Retirement Agreement).

Name	Retirement Plan (Pension)	Supplemental Executive Retirement Plan	Supplemental Savings & Retirement Plan	Supplemental Executive Ret. Agreement	Total
		(SERP)		(Flat $ Benefit)
William H.W. Crawford, IV	$0	$0	$0	$0	$0
Eric R. Newell					0
Marino J. Santarelli					0
David C. Paulson					0
Mark A. Kucia				69,256	69,256
J. Jeffrey Sullivan					0
Scott C. Bechtle					0

(8)
All Other Compensation includes 401(k) matching contributions, automobile allowance, Company Contribution to Supplemental Savings and Retirement Plan, present value of SERP, Group term life insurance premium, dividends on unvested restricted stock awards and Mr. Sullivan’s severance payments made based on his resignation agreement and Mr. Bechtle’s severance payments made based on the change-of-control provisions of his employment agreement.

The following table shows individual amounts for fiscal year 2014 included in the “All Other Compensation” column.
All Other Compensation - Break Out

Name and Principal Position	401(k)(a)	Employee Stock Ownership Plan(b)	Bank Owned Life Insurance(c)	Group Term Life Insurance(d)	Dividend Paid(e)	Automobile Allowance	Supplemental Savings and Retirement Plan	Supplemental Executive Retirement Plan(f)	Other(g)	Total
William H.W.
Crawford, IV	$19,500	n/a	$316	$360	$12,199	$9,000	$10,690	$257,463	$9,574	$319,102
Eric R.
Newell	19,500	n/a	316	216	3,035	—	653	—	10,921	34,641
Marino J.
Santarelli	19,500	n/a	316	3,564	3,485	6,000	2,795	—	3,281	38,941
David C.
Paulson	6,975	n/a	—	717	5,531	9,692	—	—	8,806	31,721
Mark A.
Kucia	19,500	n/a	316	696	2,991	—	180	—	8,413	32,096
J. Jeffrey
Sullivan	—	n/a	—	80	—	1,385	—	—	1,204,753	1,206,218
Scott C.
Bechtle	19,207	n/a	316	3,089	2,812	6,000	—	—	1,533,115	1,564,539

(a)	United’s matching and Safe Harbor contributions to the qualified defined contribution 401(k) retirement plan.

(b)	The ESOP merged into the Rockville Bank 401(k) Plan, effective January 1, 2014, and for 2014 contributions.

(c)	The cost of a $25,000 death benefit through Bank Owned Life Insurance. Mr. Crawford, Mr. Newell, Mr. Santarelli, Mr. Kucia and Mr. Bechtle have two such benefits.

(d)	Group term life insurance premiums for coverage in excess of $50,000.

(e)	Dividends paid on unvested, time-vesting restricted stock and dividend equivalents accrued on unvested, performance-vesting restricted stock.

(f)	The present value of Mr. Crawford’s SERP based on his current compensation structure.

(g)
Messrs. Crawford, Newell, Santarelli, Paulson and Kucia’s other compensation includes club dues reimbursement. Mr. Sullivan’s other compensation includes club dues reimbursements and payments made based on his resignation agreement. Mr. Bechtle’s other compensation includes club dues reimbursement and payments made based on the change-of-control provisions of his employment agreement.

Grants of Plan-Based Awards
The following table presents information on plan-based compensation in 2014 for the Named Executive Officers. The restricted stock awards were granted under the Rockville Financial, Inc. 2012 Stock Incentive Plan (the “2012 Plan”) and the stock option awards were granted under the Rockville Financial, Inc. 2006 Stock Incentive Award Plan (the “2006 Plan”) and the 2012 Plan. See the CD&A “Incentive Compensation” and “Stock Awards” section for detailed descriptions.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($/Sh)
(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William H.W.
Crawford, IV	6/20/2014	$140,943	$281,887	$422,830	7,584	15,167	22,751	26,507	26,809	13.73	416,487
Eric R.
Newell	6/20/2014	54,412	108,824	163,236	2,731	5,462	8,193	8,193	19,132	13.73	149,989
Marino J.
Santarelli	6/20/2014	59,357	118,713	178,070	2,499	4,998	7,497	7,497	17,505	13.73	137,244
David C.
Paulson	5/12/2014	55,000	110,000	165,000	2,837	5,673	8,510	22,692	—	—	299,988
Mark A.
Kucia	6/20/2014	52,699	105,398	158,097	1,821	3,641	5,462	5,461	12,754	13.73	99,977
J. Jeffrey
Sullivan	n/a	—	—	—	—	—	—	—	—	—	—
Scott C.
Bechtle	6/20/2014	49,342	98,685	148,028	1,821	3,641	5,462	5,461	12,754	13.73	99,977

(1)	This column shows the date of the grant for all equity awards granted in 2014.

(2)
For Mr. Crawford, the Annual Incentive Compensation Plan target represents 50% of base salary. All other executives’ Annual Incentive Compensation Plan targets as a percentage of base salary are 40% of base salary. Incentive opportunity ranges from 50% to 150% of target. Threshold, Target and Maximum represent a combined total of incentive opportunity for the Pre-Merger SOICP and the Post-Merger SOICP.

(3)
For awards granted on May 12, 2014, vesting will be determined by the Company’s relative performance of loan growth median annualized percentage. The payout ranges from 50% to 150% of target. For awards granted on June 20, 2014, vesting will be determined by the Company’s relative performance of three-year Core Earnings Per Share and Total Shareholder Return. The payout ranges from 50% to 150% of target.

(4)	Exercise price represents the closing price on the grant date.

(5)
For stock option awards column (l) reflects the grant date FASB Topic 718 fair value for awards disclosed in column (j); the Black-Scholes value ($1.96 per share for the grant dated June 20, 2014). Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2014 as contained in United’s Annual Report on Form 10-K incorporated herein by reference.

Stock Incentive Award Plans

The Board of Directors and shareholders of the Company approved the Rockville Financial, Inc. 2012 Stock Incentive Plan (the “2012 Plan”) effective as of the Company’s 2012 annual meeting in May 2012. The Company presented the 2012 Plan, which includes provisions that are more shareholder friendly than the 2006 Plan, for approval following the second-step conversion. The awards from the 2012 Plan consist of several components to meet objectives to provide a well-balanced perspective on long-term performance. Additionally, the 2006 Plan approved by the Board of Directors and shareholders of the Company no longer had an appropriate level of awards remaining to fulfill the Company’s long-term incentive strategy. The Board of Directors believes that the ability to grant stock options, stock awards, stock appreciation rights and/or performance awards is an important component of the Company’s overall compensation philosophy. In order to attract, retain and motivate qualified employees and Board members, the Board believes the Company must offer market competitive, long-term compensation opportunities. The Board believes that the availability of stock-based benefits is a key component in this strategy and that this strategy also furthers the objective of aligning the interests of Management and Company shareholders.
The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to each Named Executive Officer as of December 31, 2014.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable Options (#)	Number of Securities Underlying Unexercised Options(2) Unexercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	6/20/2014(1)	—	26,809	—	13.73	6/20/2024	11,340	162,842	15,167	217,798
William H.W.	6/21/2013	65,384	—	—	13.25	6/21/2023	—	—	—	—
Crawford, IV	6/21/2012	239,538	—	—	10.99	6/21/2022	—	—	—	—
	3/15/2011	44,685	—	—	10.54	3/15/2021	—	—	—	—
	6/20/2014(1)	—	19,132	—	13.73	6/20/2024	2,731	39,217	5,462	78,434
Eric R. Newell	6/21/2013	17,718	—	—	13.25	6/21/2023	—	—	—	—
	6/21/2012	68,748	—	—	10.99	6/21/2022	—	—	—	—
	6/20/2014(1)	—	17,505	—	13.73	6/20/2024	2,499	35,886	4,998	71,771
Marino J. Santarelli	6/21/2013	26,922	—	—	13.25	6/21/2023	—	—	—	—
	6/21/2012	86,088	—	—	10.99	6/21/2022	—	—	—	—
	8/5/2011	22,260	—		9.71	8/5/2021	—	—	—	—
David C. Paulson	5/12/2014	—	—	—	—	—	12,764	183,295	5,673	81,464
	6/20/2014(1)	—	12,754	—	13.73	6/20/2024	1,820	26,135	3,641	52,285
	6/21/2013	19,780	—	—	13.25	6/21/2023	—	—	—	—
	6/21/2012	86,088	—	—	10.99	6/21/2022	—	—	—	—
Mark A. Kucia	9/2/2011	15,091	—	—	9.50	9/2/2021	—	—	—	—
	11/15/2010	5,187	—	—	7.42	11/15/2020	—	—	—	—
	3/16/2009	9,479	—	—	6.09	3/16/2019	—	—	—	—
	2/20/2008	8,858	—	—	7.90	2/20/2018	—	—	—	—
J. Jeffrey Sullivan	—	—	—	—	—	—	—	—	—	—
	6/20/2014(1)	12,754	—	—	13.73	6/20/2024	—	—	—	—
Scott C. Bechtle	6/21/2013	19,780	—	—	13.25	6/21/2023	—	—	—	—
	6/21/2012	86,088	—	—	10.99	6/21/2022	—	—	—	—
	6/1/2011	12,096	—	—	9.71	8/5/2021	—	—	—	—

(1)
Options granted in 2014 from the 2006 Stock Incentive Award Plan and the 2012 Stock Incentive Plan, respectively, are as follows: Mr. Crawford, 20,107 and 6,702; Mr. Newell, 14,349 and 4,783; Mr. Santarelli, 13,129 and 4,376; Mr. Kucia, 9,566 and 3,188; and Mr. Bechtle, 9,566 and 3,188. Mr. Paulson and Mr. Sullivan did not receive options awards in 2014.

(2)	Mr. Paulson became a Named Executive Officer in 2014.

(3)
All options granted prior to the Merger vested 20% on the grant date and vested 20% annually thereafter if they were granted from Rockville’s 2006 Stock Incentive Award Plan; vested 25% on the grant date and vested 25% annually thereafter if they were granted from Rockville’s 2012 Stock Incentive Plan, with any remaining unvested options granted vesting on an accelerated basis at the time of the Merger. The options granted on June 20, 2014 from Rockville’s 2006 Stock Incentive Award Plan vest 20% on each June 20, 2015-2019, and the options granted from Rockville’s 2012 Stock Incentive Plan on June 20, 2014 vest 33.33% on each June 20, 2015-2017.

(4)
All time-vesting restricted stock awards granted prior to the Merger vested 20% on the grant date and vested 20% annually thereafter if they were granted from Rockville’s 2006 Stock Incentive Award Plan; vested 25% on the grant date and vested 25% annually thereafter if they were granted from Rockville’s 2012 Stock Incentive Plan, with any remaining unvested time-vesting restricted stock granted vesting on an accelerated basis at the time of the Merger. The time-vesting restricted stock awarded on May 12, 2014 vest 25% on each May 12, 2014-2017 and the time-vesting restricted stock awarded on June 20, 2014 vest 33.33% on each June 20, 2015-2017. The performance-vesting restricted stock granted on June 21, 2012 and the performance-vesting restricted stock granted on June 21, 2013 scheduled to vest 100% on June 30, 2015 and June 30, 2016, respectively, vested at Target at the time of the Merger. The performance-vesting restricted stock awarded on May 12, 2014 vest 100% on June 30, 2017, and the performance-vesting restricted stock awarded on June 20, 2014 vest 100% on June 30, 2017.

(5)	Market values are based on the closing market price of the Company’s stock of $14.36 on December 31, 2014.
The following information sets forth the stock awards vested and stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2014.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
William H.W. Crawford, IV	—	—	70,207	925,095
Eric R. Newell	—	—	13,962	183,740
Marino J. Santarelli	—	—	19,857	261,318
David C. Paulson	—	—	4,255	56,251
Mark A. Kucia	—	—	18,992	249,935
J. Jeffrey Sullivan	162,209	845,459	—	—
Scott C. Bechtle	—	—	22,656	306,017

(1)
Value reflects the vested shares at the relevant vesting price on January 3, 2014 of $14.11, February 11, 2014 of $13.09, April 30, 2014 of $13.16, May 12, 2014 of $13.22 and December 30, 2014 of $14.60.

Director Compensation
Director Fees
The Compensation Committee reviews the Board compensation regularly to ensure it is appropriate, competitive and effective. The Company paid fees totaling $561,025 to non-employee Directors during the fiscal year ended December 31, 2014. Directors are not paid separately for their services on the Board of both the Company and the Bank. In 2014, the Committee decided that effective upon the closing of the Merger, the non-employee members of the Boards of Directors of the Company and the Bank became entitled to the following compensation:

Type of Compensation	Amount
Annual Cash Retainer	$25,000*
Annual Equity Grant Retainer	$25,000*
Annual Chairman of the Board Retainer	$60,000**
Annual Vice Chairman of the Board Retainer	$36,000**
Annual Committee Chair Retainer	$11,400***
Annual Retainer for Non-Chair Director of the Company	$6,840+
Board Fee Per Meeting	$1,000++
Committee Fee Per Meeting	$850++
*Represents an aggregate amount payable for service on either or both of the Boards of Directors.
**The same person serves in this position for the Company and the Bank, and this amount represents an aggregate fee for such service.
***Applies to the Chair of a Committee of the Company or the Bank. A Chair of the same Committee of the Company and the Bank will receive this amount in the aggregate for such service.
+Applies to members of the Board of Directors of the Company who do not serve as Chair of a Committee of the Company or the Bank.
++A joint meeting of the Company and the Bank would be considered one meeting for purposes of the fee.

On June 20, 2014, each non-employee Director received 1,820 shares of restricted stock from the Rockville Financial, Inc. 2012 Stock Incentive Plan. The restricted stock granted will vest 100% on the first anniversary of the grant date.

The following table details the compensation paid to each of our non-employee Directors in 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paula A. Aiello(1)	41,963	24,989	—	—	—	—	66,952
Michael A. Bars	70,992	24,989	—	—	—	—	95,981
C. Perry Chilberg (2)	18,575	—	—	—	—	—	18,575
Michael F. Crowley(1)	47,283	24,989	—	—	—	—	72,272
David A. Engelson(2)	16,450	—	—	—	—	—	16,450
Joseph F. Jeamel (2)	19,825	—	—	—	—	—	19,825
Kristen A. Johnson	70,691	24,989	—	—	—	—	95,680
Carol A. Leary(1)	41,968	24,989	—	—	—	—	66,957
Raymond H. Lefurge, Jr.	105,942	24,989	—	—	—	—	130,931
Stuart E. Magdefrau	67,752	24,989	—	—	—	—	92,741
Rosemarie Novello Papa(2)	15,600	—	—	—	—	—	15,600
Kevin E. Ross(1)	42,717	24,989	—	—	—	—	67,706
Robert A. Stewart, Jr. (1)	71,717	24,989	—	—	—	—	96,706
Richard M. Tkacz (2)	15,175	—	—	—	—	—	15,175

(1)	Includes Board fees paid by the Company beginning with service following legal close of the Merger.

(2)
Includes Board fees paid by the Company prior to legal close of the Merger for joint service as Bank and Holding Company Directors. Ms. Papa and Messrs. Chilberg, Engelson, Jeamel and Tkacz no longer served as Holding Company Directors following the Merger. Mr. Jeamel retired from the Bank Board effective June 30, 2014.

(3)
As of December 31, 2014, Directors have the following unvested restricted stock shares; Aiello – 1,820 shares; Bars – 1,820 shares; Crowley – 1,820 shares; Johnson – 1,820 shares; Leary – 1,820 shares; Lefurge – 1,820 shares; Magdefrau – 1,820 shares; Ross – 1,820 shares; and Stewart – 1,820 shares.

(4)	Directors did not have any unvested stock options as of December 31, 2014.
Certain Relationships and Related Transactions
Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and must not involve more than the normal risk of repayment or present other unfavorable features. Notwithstanding this rule, federal regulations permit banks like United Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all Bank employees and does not give preference to any executive officer or director over any other employee. United Bank maintains certain loan programs whereby employees with one year of service or more, including executive officers and directors, may obtain loans with an interest rate discount upon request. From time to time, United Bank also makes loans and extensions of credit, directly and indirectly, to its executive officers and directors that are not part of an employee discount loan program. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to United Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.
The following information is furnished for outstanding loans made by United Bank to executive officers under the discounted loan programs:

Name	Original Loan Date	Loan Type	Original Note Rate	Current Rate	Largest Aggregate Principal Outstanding During 2014	Principal Balance as of 12/31/14	Interest Paid During 2014
Eric R. Newell	6/26/2014	Fixed Residential	3.75%	3.25% Rate Modified	$528,000	$523,340	$7,838
Samir R. Patel	7/21/2014	Fixed Residential	3.50%	3.00% Rate Modified	$929,600	$923,590	$11,415

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Special Meeting other than procedural matters incident to the conduct of the Special Meeting. If further business is properly presented, the proxy holders will vote proxies as determined by a majority of the Board of Directors.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Pursuant to the proxy solicitation regulations of the SEC, any shareholder proposal intended for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2016 Annual Meeting of Shareholders must be received by the Company by a reasonable time before the Company begins to print and send its proxy materials. The Company’s 2016 Annual Meeting of Shareholders is currently scheduled to take place on May 19, 2016. The deadline for submitting proposals for that meeting is January 21, 2016. Nothing in this paragraph shall be deemed to require United to include in its proxy statement and form of proxy any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

In addition, the Company’s Bylaws establish procedures with regard to director nominations and other business proposals to be brought before the 2016 Annual Meeting of Shareholders but not included in the Company’s proxy statement or form of proxy for that meeting. Any new business appropriate for shareholder action to be taken up at the 2016 Annual Meeting other than at the direction of the Company’s Board of Directors must be stated in writing and filed with the Company’s corporate secretary at least thirty (30) days before the date of the 2016 Annual Meeting, and all business so stated, proposed, and filed will be considered at such Annual Meeting; but no proposal other than at the direction of the Board of Directors will be acted upon at the Annual Meeting. Any nominations of directors by stockholders of record must be stated in writing and filed with the Company’s corporate secretary at least one hundred (100) days prior to the 2016 Annual Meeting; provided however, that if fewer than 100 days’ notice of the meeting is given to shareholders, such nomination must be filed with the corporate secretary at least ten (10) business days following the earlier of (1) the date on which notice of such meeting was given to shareholders; or (2) the date on which a public announcement of such meeting was first made. All nominations must comply with the Company’s nomination policy.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and notices of Internet availability of proxy materials. This means that only one copy of such materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of any such document to you if you write or call us at the following address: Marliese L. Shaw, Corporate Secretary and Investor Relations, United Financial Bancorp, Inc., 45 Glastonbury Boulevard, Glastonbury, CT 06033. Ms. Shaw can also be reached by e-mail at mshaw@bankatunited.com. You can request a copy of any such document by visiting the 2015 Special Meeting page of our Internet website at www.unitedfinancialinc.com. If you want to receive separate copies of the proxy statement or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 29, 2015.
The proxy statement and the form of proxy are available in the “Financial Information - Special Meeting Materials” portion of the Investor Relations section of the Company’s website (www.unitedfinancialinc.com, click on “Financial Information” and then click on “Special Meeting Materials”).
The Board of Directors urges each shareholder, whether or not he or she intends to be present at the Special Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

By Order of the Board of Directors

/s/ Marliese L. Shaw

Marliese L. Shaw
Corporate Secretary

Appendix A
UNITED FINANCIAL BANCORP, INC.
2015 OMNIBUS STOCK INCENTIVE PLAN

SECTION 1.    PURPOSE

This 2015 Omnibus Stock Incentive Plan (the “Plan”) is to promote the best interests of the Company and its shareholders, and is designed to attract and retain the best available talent and encourage the highest level of performance by, and provide additional incentive to (a) Executives of the Company and any other executives of an Affiliated Company; (b) Directors of the Company and any other Directors of an Affiliated Company; (c) other key employees of the Company and any other key employees of an Affiliated Company. It is the Company’s intention that this purpose will be effected by providing for Awards in the form of stock and or stock-based cash awards as provided in this Plan, which afford Participants the opportunity to enhance the value of Company Stock and their own financial interests, thereby strengthening the financial relationship between them and Company shareholders. The terms of the Plan shall be interpreted in accordance with this intention.

SECTION 2.    DEFINITIONS AND CONSTRUCTION

2.1    Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

“Affiliate” means, with respect to any person or entity (such as the Company), any company or other trade or business that controls, is controlled by or is under common control with such person or entity (such as the Company) within the meaning of Rule 405 under the Securities Act, including, without limitation, any subsidiary of such entity (such as a Subsidiary). For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

“Affiliated Company” means any Affiliate that is a company, limited liability company or other business entity.

“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award granted under the Plan.

“Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

“Bank” means United Bank, a Connecticut chartered bank.

“Benefit Arrangement” shall have the meaning set forth in Section 12 hereof.

“Board” means the Board of Directors of the Company.

“Cashless Exercise” shall have the meaning set forth in Section 6.3 hereof.

“Cause” shall have the meaning given such term in the applicable Award Agreement and, in the absence of any such definition, means (a) engaging in any act or acts of dishonesty or morally reprehensible conduct or committing any act or acts that constitute a felony, whether or not relating to the Company, the Bank or their affiliates; (b) attempting to obtain personal gain, profit or enrichment at the expense of the Company, the Bank or an Affiliate, or from any transaction in which Participant has an interest which is adverse to the interest of the Company, the Bank or an Affiliate, unless Participant shall have obtained the prior written consent of the Chairman of the Board of the Company, (c) willful and continued failure to perform the reasonable duties assigned to Participant within the scope of Participant’s responsibilities under any employment agreement he/she may be a party to, the reasonable policies, standards or regulations of the Company, the Bank or their Affiliates as the same shall from time to time exist, provided Participant shall have received at least one written notice in writing from the Company, the Bank or their Affiliates of such failure and such failure shall continue or recur 10 or more days after such notice; (d) acting in a manner that

Participant intends, believes or reasonably should foresee to be materially detrimental or damaging to the Company’s, the Bank’s or their Affiliates’ reputation, business operations or relations with their employees, suppliers or customers; or (e) committing any material breach of any employment agreement to which he/she may be a party or any other written agreement between Participant and either the Company, the Bank or their Affiliates.

“Change in Control” shall mean the occurrence of a CIC Event (as defined below) and a Second Trigger Event (as defined below) during the term of this Plan:
(a) the Company consummates a merger or consolidation with another corporation, or consummates a merger of another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by “Persons” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act who were stockholders of the Company immediately before the merger or consolidation;
(b) any Person (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company), becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the resulting corporation representing 50% or more of the combined voting power of the resulting corporation’s then-outstanding securities;
(c) during any period of twenty-four months (not including any period prior to the Effective Date of this Agreement), individuals who at the beginning of such period constitute the Board of the Company, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (a), (b) or (d) of this definition, (ii) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s securities) whose election by the Board of the Company or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the Directors of the Company then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, and such transaction is consummated.
(a)-(d) shall be defined as a “CIC Event”. If the Company and/or its successor assumes the obligations of an Award in writing contemporaneous with the CIC Event, and makes such adjustment in the Award as appropriate to reflect any different circumstances (e.g., to change the Award to shares of capital stock of the successor) while retaining the substantially equivalent financial benefit for the Participant, and Participant is an employee whose employment is continued beyond the CIC Event, then the Change of Control shall be deemed not to take effect until either (a “Second Trigger Event”):
(y) the Company or its successor terminates the Employee’s employment without Cause within two (2) years from the date of the CIC Event; or
(z) the Employee terminates employment for “good reason”, defined herein to mean a reduction in Employee’s base salary and/or annual incentive target by more than fifteen percent (15%), or another material negative change or changes in compensation, within two (2) years from the date of the CIC Event.
Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction or series of related transactions, constitutes a change in ownership of the Company, a change in effective control of the Company, a change in ownership of a substantial portion of the Company’s assets, each under Section 409A of the Code or otherwise constitutes a change on control within the meaning of Section 409A of the Code; provided, however, if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be paid when it would otherwise have been paid but for the Change in Control.
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

“Committee” means the Compensation Committee or other committee of the Board comprised exclusively of independent directors (as defined by NASDAQ) duly appointed to administer the Plan and having such other powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the independent directors of the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the independent directors of Board may in their discretion exercise any or all of such powers.

“Company” means United Financial Bancorp, Inc., a Connecticut company and the bank holding company for the Bank, or any successor company thereto.

“Competitor” means any savings bank, savings and loan association, savings and loan holding company, bank, bank holding company, or other institution engaged in the business of accepting deposits or making loans or doing similar business, or any direct or indirect subsidiary or affiliate of any such entity, that conducts business in any county in which the Company or the Bank maintains an office as of the Participant’s termination of Service.

“Covered Employee” means an Employee who is a ‘covered employee’ within the meaning of Section 162(m)(3) of the Code, as the same may be amended from time to time. As of the Effective Date, Section 162(m)(3) of the Code defines covered employee as any Employee if (a) as of the close of the taxable year, such Employee is the chief executive officer of the Company or is an individual acting in such a capacity, or (b) the total compensation of such Employee for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such employee being among the three (3) highest compensated officers for the taxable year (other than the chief executive officer or principal financial officer).

“Designated Beneficiary” means the beneficiary or beneficiaries designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require.

“Director” means a member of the Board or of the board of directors of any Affiliate.

“Disability” shall have the meaning set forth in Section 409A of the Code, as the same may be amended from time to time. As of the Effective Date, Section 409A of the Code currently defines “Disability” as (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) by reason or any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and the service recipient is receiving income replacement payments for at least three months under a plan covering employees. Notwithstanding the foregoing, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability shall have the meaning specified in Section 22(e)(3) of the Code.

“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by a Performance Share or Restricted Stock Unit held by such Participant.

“Effective Date” shall have the meaning set forth in Section 19 hereof.

“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” shall have the meaning set forth in Section 6.2 hereof.

“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(a) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock on such national or regional securities exchange or market system constituting the primary market for the Stock, as reported on the NASDAQ Global Select Market or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(b) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code.

“Forfeiture Event” shall have the meaning set forth in Section 6.9 hereof.

“Freestanding SAR” means a SAR awarded by the Committee pursuant to Section 8.1 hereof other than in connection with an Option.

“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code or any successor provision thereto as in effect from time to time.

“Insider” means, at any time, any person whose transactions in Stock are subject to Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“Minimum Vesting Standards” shall have the meaning set forth in Section 3.3(d).

“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

“Option” means a right to purchase Stock (subject to adjustment as provided in Section 15 hereof) pursuant to the terms and conditions of the Plan.

“Option Expiration Date” shall have the meaning set forth in Section 6.4 hereof.

“Other Agreement” shall have the meaning set forth in Section 12 hereof.

“Other Stock-Based Award” means any right granted under Section 11 hereof.

“Parachute Payment” shall have the meaning set forth in Section 12 hereof.

“Participant” means a person who receives or holds an Award under the Plan.

“Participating Company” means the Company or any Affiliate.

“Performance Award” means an Award of Performance Shares, Performance Units or Performance-Based Restricted Stock.

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Section 162(m) for certain performance-based compensation paid to a Covered Employee. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

“Performance-Based Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 9 and Section 10 hereof.

“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3 hereof.

“Performance Period” means a period established by the Committee pursuant to Section 10.2 hereof, at the end of which one or more Performance Goals are to be measured.

“Performance Share” means a bookkeeping entry representing a right granted to a Participant to receive in cash, Stock or a combination of both the value of each Performance Share granted pursuant to the terms and conditions of Section 10 hereof, as determined by the Committee, based on performance.

“Performance Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash, Stock or a combination of both the value of each Performance Unit granted pursuant to the terms and conditions of Section 10 hereof, as determined by the Committee, based upon performance.

“Plan” means this United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan, as amended from time to time.

“Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 9 or Section 10 hereof.

“Restricted Stock Award” means an Award of Restricted Stock or a Restricted Stock Unit.

“Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash or Stock the value of each Restricted Stock Unit granted pursuant to the terms and conditions of Section 9 hereof.

“Restriction Period” means the period established in accordance with Section 9.2 hereof during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

“Retirement” with respect to an Employee means termination from Service with the Company and all Affiliates after attaining ‘Normal Retirement Age’. ‘Normal Retirement Age’ shall mean the attainment of age sixty-five (65) years. “Retirement” with respect to a nonemployee Director means termination from Service from the Board of Directors of the Company or any Affiliate pursuant either to (a) the mandatory retirement age under the Company’s or Affiliate’s Bylaws or retirement policy then applicable to Board members (as of the Effective Date, a board member is not eligible for re-election after the age of 70 years unless otherwise grandfathered in accordance with the Company’s Bylaws); or (b) a determination by a majority of the Board of Directors that a Director having reached the age of at least 65 years shall be deemed to have retired due to personal circumstances that no longer make it appropriate for him/her to serve on the Board of Directors.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation thereto.

“Section 162(m)” means Section 162(m) of the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means a Participant’s employment or service with a Participating Company, whether in the capacity of an Employee or a Director. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with a Participating Company may be deemed, as provided in the applicable Award Agreement, not to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service with the Participating Company is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Participating Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the Participating Company for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 15 hereof.

“Stock Appreciation Right” or “SAR” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 8 hereof to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price (such amount may be paid in cash or Stock pursuant to Section 8).

“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate of the Company or with which the Company or any Affiliate of the Company combines.

“Tandem SAR” means a SAR awarded by the Committee in connection with an Option pursuant to Section 8.1 hereof.

“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

“Unrestricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 7 hereof.

“Unrestricted Stock Award” means an Award of Unrestricted Stock.

“Vesting Conditions” means those conditions established in accordance with Section 9.2 prior to the satisfaction of which shares subject to a Restricted Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

“Vesting Date” means the date or dates on which the grant of an Option or SAR is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

SECTION 3.    ADMINISTRATION

3.1    Administration by the Committee.

The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2    Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan. Without otherwise limiting the foregoing, Time-based Awards may not vest more rapidly than ratably over a three year period, and Performance-based Awards may not vest more rapidly than one year after grant (“Minimum Vesting Standards”), except that the Committee may grant Awards without respect to the Minimum Vesting Standards, with respect to Awards covering no more than five (5%) percent of the total number of Shares authorized under Section 4.1 of Plan;

(e) to determine whether an Award of Restricted Stock Units, Performance Shares, Performance Units or SARs will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including, without limitation, with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan;

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and/or

(l) to provide for a “clawback” of an award pursuant to the provisions of Section 15.4 below.
The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of the Company or any Affiliate of the Company thereof or any confidentiality obligation with respect to the Company or any Affiliate of the Company thereof or otherwise in competition with the Company or any Affiliate of the Company thereof, to the extent specified in such Award Agreement applicable to the Participant. In addition, the Company may annul an Award if the Participant is an employee of the Company or an Affiliate of the Company thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.4    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 thereof.

3.5    Committee Complying with Section 162(m). The Company is a “publicly held corporation” within the meaning of Section 162(m), and the Board has established and will continue to maintain a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.6    No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the Stock, in each case, without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A. In the interest of clarity, this prohibition shall include a prohibition on cancelling outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs.

3.7    Deferral Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.8    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the Committee or as officers or employees of a Participating Company, members of the Board or of the Committee and any officers or employees of the Participating Company to whom authority to act for the Board, the Committee or the Company is delegated, shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.9    Share Issuance/Book-Entry. Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

SECTION 4.    SHARES SUBJECT TO PLAN

4.1    Number of Shares Available for Awards. Subject to adjustment as provided in Section 15 hereof, the total number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed an aggregate of 4,050,000 shares.

4.2    Adjustments in Authorized Shares. The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3    Determination of Shares Issued and Issuable. Shares covered by an Award shall be counted as used as of the effective date of the grant. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1.00) share for every one (1.00) share subject to an Award of an Option or SAR and as two and thirty-five hundredths (2.35) shares for every one (1.00) share subject to an Award other than an Award of an Option or SAR (“Fungible Ratio”), provided however that in the case of an Award, other than an Option or SAR, that provides for a range of potential Share payouts the Committee shall determine the extent to which the number of shares available for issuance under the Plan shall be reduced by Shares granted in respect of such an Award and, in making this determination, the Committee shall apply the Fungible Ratio. If any shares covered by an Award granted under the Plan are not earned or purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by (a) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 6.3, (b) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 13; (c) Stock repurchased on the open market with the proceeds of an Option exercise; or (d) any Shares that were subject to a stock-settled SAR that were not issued upon the exercise of such SAR or Option. Solely for the purpose of applying the limitation set forth in Section 4.1, the number of shares available for issuance under the Plan shall be increased by one (1.00) Share for every one (1.00) Share granted in respect of an Award of an Option or SAR that again becomes available for grant pursuant to this Section 4.3 and two and thirty-five hundredths (2.35) Shares for every one (1.00) Share granted in respect of an Award other than an Award of a Option or SAR that again becomes available for grant pursuant to Section 4.3.

4.4    Source of Shares. The Stock subject to the Awards granted under the Plan shall be shares of the Company’s but authorized unissued Stock, shares of the Stock held in treasury or Shares purchased by the Company in the open market, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.

4.5     Incorporation of Shares from Old Plans. The Company has two prior, shareholder approved stock incentive plans, the 2006 Stock Incentive Award Plan and the 2012 Stock Incentive Plan; and four plans inherited from legacy United Financial Bancorp, Inc. (a) United Financial Bancorp, Inc. 2006 Stock-Based Incentive Plan, (b) United Financial Bancorp, Inc. 2008 Equity Incentive Plan, (c) CNB Financial Corp. 2008 Equity Incentive Plan, and (d) CNB Amended and Restated Stock Option Plan (collectively, the “Old Plans”). The number of shares available for Award under the Plan shall include shares of Stock that, now or in the future, are forfeited or cancelled under the terms of the Old Plans. Such Awards must be granted in accordance with the terms of the Plan.

SECTION 5.    ELIGIBILITY

5.1    General. In determining the Participants to whom Awards shall be granted and the amount of Stock or units to be covered by each Award, the Committee shall take into account the nature of the Participant’s duties, the present and potential contributions to the success of the Company that he/she may make, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

5.2    Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term “Employees” shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Companies; provided, however, that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1 hereof.

5.3    Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted only to Employees and Directors. For purposes of the foregoing sentence, the terms “Employees and “Directors” shall include prospective Employees and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Companies; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service as an Employee or Director.

5.4     Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
5.5    Award Limits.
(a)    Aggregate Limits. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

(b)    Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company remains a “publicly held corporation” within the meaning of Section 162(m).

(i) Section 162(m) Limitation for Performance Awards Denominated in Shares. No Participant may be granted any Stock Options, Stock Appreciation Rights or Performance Awards denominated in Shares, for more than 100,000 Shares (subject to adjustment as provided for herein), in the aggregate in any calendar year.

(ii) Section 162(m) Limitation for Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash to any Participant in the aggregate in any calendar year shall be $1,000,000 in value. This limitation contained in this Section 5.5(b)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 5.5(b)(i). The limitation contained in this Section 5.5(b)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other shareholder-approved minimum incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(iii) Limitation on Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $300,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

SECTION 6.    TERMS AND CONDITIONS OF STOCK OPTIONS

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee and stated in the Option Agreement evidencing such Option; provided, however, that, except in the case of Substitute Awards (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. In no case shall the exercise price of any Option be less than the Fair Market Value of a share of Stock of the date on which the Option is granted.

6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option (the “Exercise Period. Any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. For purposes of this Section 6.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

6.3    Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock..

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4    Effect of Termination of Service.

(a) Option Exercisability. An Option granted to a Participant shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”). Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of a Participant’s Service for Cause if the exercise of an Option within the applicable time periods set forth in the applicable Option Agreement is prevented by the provisions of Section 14.1 below, the Option shall remain exercisable until one (1) month (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of a Participant’s Service for Cause, if a sale within the applicable time periods set forth in an Option Agreement of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. Following a transfer under this Section 6.5, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except in accordance with this Section 6.5 or by will or the laws of descent and distribution. The events of termination of Service of Section 6.5 hereof shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 6.4. In no event shall an Award be transferred for compensation or value without prior shareholder approval.

6.6    Fair Market Value Limitation on Incentive Stock Options. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Companies, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.6, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 6.6, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 6.6, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.7    Notice of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.8    Accelerated Vesting. Unless otherwise determined by the Committee and specified in the Award:

(a)    if the Participant who holds an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date for such Option Award shall be accelerated to the date of such Participant’s death or Disability and all such Options shall be exercised within one (1) year of the date of death or Disability;

(b)    if a Participant who holds an Option Award terminates Service prior to the Vesting Date on account of Retirement, the shares of Stock subject to the Option Award shall continue to vest in accordance with the terms of the Award and all such Options shall be exercised on the earlier of the end of the Option Award’s Exercise Period or prior to that date that is three (3) years from the date of Retirement (any Options not vested by that date shall be forfeited as well).

(c)    if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

6.9    Forfeiture for Competition and Solicitation. Notwithstanding anything in this Plan to the contrary, if Participant’s Service is terminated by reason of the Retirement of the Participant or for any reason other than death, Disability or Cause as defined in the applicable Award Agreement or the Plan, as applicable, the Participant shall forfeit his or her unexercised Options, whether vested or not vested, if and upon the occurrence of any of the following events (a “Forfeiture Event”): (a) Participant serves as a director or in a consultant or employment position for a Competitor; (b) Participant solicits, offers employment to, or takes any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any of its Subsidiary or Affiliate to terminate his or her employment with the Company or the Bank and accept employment or become affiliated with a Competitor; or (c) Participant solicits, provides any information, advice or recommendation or takes any other action intended, or that a reasonable person in like circumstances would expect, to have the effect of causing any customer of the Company or the Bank to terminate an existing relationship with the Company or the Bank or transfer any current business of the Company or the Bank to a Competitor.

SECTION 7.    TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

Subject to Section 3.3(d) above, the Committee may, in its sole discretion, grant (or sell at Fair Market Value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Participant pursuant to which such Participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

SECTION 8.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

8.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

8.3    Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

8.4    Exercise of SARs. Upon the exercise of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of this Section 8, a SAR shall be considered exercised on the date on which the Company receives actual notice of exercise from the Participant.

8.5     Deemed Exercise of SARs. If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

8.6    Effect of Termination of Service. A SAR shall be exercisable after a Participant’s termination of Service for such period(s) and/or extension period(s) as described for Options in Section 6.4 above, and as set forth in the Award Agreement evidencing such SAR.

8.7    Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

8.8    Accelerated Vesting. Unless otherwise determined by the Committee and specified in the Award, SAR’s vesting shall be accelerated as described for Options in Section 6.8 above.

SECTION 9.    TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

The Committee may from time to time grant Restricted Stock Awards upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.3. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals (a “Performance-Based Restricted Stock Award”), the Committee shall follow procedures substantially equivalent to those set forth in Section 10.2 through 10.8. Restricted Stock Awards may be in the form of (a) Restricted Stock, which shall be evidenced by a Restricted Stock Agreement; (b) a Restricted Stock Unit, which shall be evidenced by a Restricted Stock Unit Agreement; or (c) a Performance-Based Restricted Stock Award, which shall be evidenced by a Performance-Based Restricted Stock Agreement. Each such Award Agreement shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. A holder of a Restricted Stock Unit shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement and the Plan. Restricted Stock Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply, as applicable, with and be subject to the following terms and conditions:

9.1    Purchase Price. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving Restricted Stock, Restricted Stock Units, or Performance-Based Restricted Stock.

9.2    Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.3 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, hypothecated, assigned or otherwise disposed of other than pursuant to a Change in Control, or as provided in Section 9.7. A Restricted Stock Award shall vest and be exercisable within a period established by the Committee, subject to the Minimum Vesting Standards. Time-based Awards may not vest more rapidly than ratably over a three year period, and Performance-based Awards may not vest more rapidly than one year after grant, except that the Committee may grant Awards without respect to the Minimum Vesting Standards, with respect to Awards covering no more than five (5%) percent of the total number of Shares authorized under Section 4.1 of Plan. Subject to the foregoing, with respect to Performance-Based Restricted Stock Awards, vesting shall be as determined by the Committee as of the effective date of the grant of the Award. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

9.3    Voting Rights; Dividends. Except as provided in this section and Section 9.4,, during the Restriction Period applicable to shares of Stock subject to a time-based Restricted Stock grant held by a Participant, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, except as otherwise determined by the Committee and evidenced in the applicable Award Agreement; provided, however, that if any such dividends or distributions are paid in shares of Stock, such shares of Stock shall be subject to the same Vesting Conditions as the shares of Stock subject to the Restricted Stock grant with respect to which the dividends or distributions were paid. A Participant who is awarded a Restricted Stock Unit shall possess no incidents of ownership with respect to such Award.

9.4    Dividend Equivalents on Restricted Stock Units. In its discretion, the Committee may provide in the Award Agreement evidencing any award of Restricted Stock Units that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Restricted Stock Units are settled or forfeited. Dividend Equivalents, if granted must be accumulated and paid to the extent that the Restricted Stock Units become nonforfeitable, except as otherwise determined by the Committee, in its discretion, and evidenced in the applicable Award Agreement. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Restricted Stock Unit.

9.5    Effect of Termination of Service. The effect of the Participant’s termination of Service for any reason other than death, Disability or Retirement on any Restricted Stock Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Restricted Stock Award.

9.6    Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

9.7    Accelerated Vesting. Unless otherwise determined by the Committee and specified in the Award:

(a)    if the Participant who holds a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date of such Restricted Stock Award shall be accelerated to the date of such Participant’s death or Disability;

(b)    if the Participant who holds Restricted Stock Units terminates Service prior to the Vesting Date on account of Retirement, the Vesting Date of such Restricted Stock Units shall be accelerated to the date of such Participant’s Retirement and each portion of the Restricted Stock Units that would have otherwise vested on each scheduled Vesting Date shall be settled and paid on such scheduled Vesting Date in accordance with the terms of the Restricted Stock Units. All other Restricted Stock Awards shall be forfeited if not vested on or before that date that a termination of Service occurs on account of Retirement; and

(c)    if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

9.8    Forfeiture for Competition and Solicitation. Notwithstanding anything in this Plan to the contrary, if Participant’s Service is terminated by reason of the Retirement of the Participant or for any reason other than death, Disability or Cause as defined in the applicable Award Agreement or the Plan, as applicable, the Participant shall forfeit his or her unvested Restricted Stock Units, if and upon the occurrence of any of the following events (a “Forfeiture Event”): (a) Participant serves as a director or in a consultant or employment position for a Competitor; (b) Participant solicits, offers employment to, or takes any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any of its Subsidiary or Affiliate to terminate his or her employment with the Company or the Bank and accept employment or become affiliated with a Competitor; or (c) Participant solicits, provides any information, advice or recommendation or takes any other action intended, or that a reasonable person in like circumstances would expect, to have the effect of causing any customer of the Company or the Bank to terminate an existing relationship with the Company or the Bank or transfer any current business of the Company or the Bank to a Competitor.

SECTION 10.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS

The Committee may from time to time grant Performance Awards upon such conditions as the Committee shall determine. Performance Awards may be in the form of (a) Performance Shares, which shall be evidenced by a Performance Share Agreement; (b) Performance Units, which shall be evidenced by a Performance Unit Agreement; or (c) Performance-Based Restricted Stock, which shall be evidenced by a Performance-Based Restricted Stock Agreement. Each such Award Agreement shall specify the number of Performance Shares, Performance Units or Performance-Based Restricted Stock subject thereto, the method of computing the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. A holder of Performance Shares shall have no rights other than those of a general creditor of the Company. Performance Shares represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement and the Plan. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which Award Agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of One Hundred Dollars ($100). The final value payable to the Participant in settlement of a Performance Award will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.2    Granting Performance-Based Restricted Stock. Performance-Based Restricted Stock granted under the Plan shall be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Performance-Based Restricted Stock. The Company may either issue shares of Stock subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of physical possession of such certificates during the Performance Period in which case each Participant granted such Performance-Based Restricted Stock shall deliver a stock power to the Company, endorsed in blank, relating to the Performance-Based Restricted Stock, during the period when the Performance-Based Restricted Stock is nontransferable and/or subject to a risk of forfeiture, at the end of which period certificates evidencing such Performance-Based Restricted Stock shall be delivered to the Participant. From the grant date of the Performance-Based Restricted Stock through the date certificates issued by the Committee evidencing such Performance-Based Restricted Stock are delivered to the Participant, the Participant shall have all rights of a stockholder with respect to such Performance-Based Restricted Stock, including but not limited to the right to receive all dividends and other distributions paid with respect thereto (as provided and restricted in Section 10.6 below) and to vote (in person or by proxy) such shares at any meeting of the stockholders of the Company, except as otherwise determined by the Committee, in its discretion, and set forth in the applicable Award Agreement; provided, that any dividend or distribution paid with respect to a Performance-Based Restricted Stock shall be treated for all purposes of the Plan as if it were part of the Performance-Based Restricted Stock, and any dividend that is not payable in cash shall also be subject to the same restrictions on transferability and other restrictions as the Performance-Based Restricted Stock with respect to which it is paid.

10.3    Establishment of Performance Goals and Performance Period. The Committee shall establish in writing the Performance Period applicable to each Performance Award and one or more performance goals (“Performance Goals”) which, when measured at the end of the Performance Period, shall determine the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goals applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals shall not be changed during the Performance Period.

10.4    Measurement of Performance Goals. For purposes of the Plan, the Performance Goals shall be determined by the Committee, according to criteria established by the Committee. If and to the extent that the Committee determines that an Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of pre-established Performance Goals based on any one or more of the following criteria: (a) earnings or earnings per share, (b) return on equity, (c) return on assets, (d) revenues, (e) expenses or reductions in cost, (f) one or more operating ratios, (g) stock price, (h) shareholder return, (i) market share, (j) asset growth, (k) loan growth, (l) deposit growth and/or core deposit growth, (m) non-interest income; (n) charge-offs, (o) credit quality, (p) reductions in non-performing assets, (q) economic value added models or equivalent metrics, (r) productivity ratios; (s) customer satisfaction measures , (t) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, (u) stock price, (v) “core” or non-GAAP measurements of any of the foregoing; (w) workforce satisfaction and/or diversity goals; and (x) implementation or completion of select projects. The Performance Goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit. The Committee shall determine whether such Performance Goals are attained and such determination shall be final and conclusive. In the event that the Performance Goals are not met, the Performance Award shall be forfeited and transferred to, and reacquired by, the Company at no cost to the Company.
The Committee may impose such other restrictions and conditions (in addition to the performance-based restrictions described above) on any Performance Award as the Committee deems appropriate and may waive any such additional restrictions and conditions, so long as such waiver does not waive any restriction described in the previous paragraph. Nothing herein shall limit the Committee’s ability to reduce the amount payable under an Award upon the attainment of the Performance Goal(s), provided, however, that the Committee shall have no right under any circumstance to increase the amount payable under, or waive compliance with, any applicable Performance Goal(s).
The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (c) any reorganization and restructuring programs; (d) extraordinary nonrecurring items as described under generally accepted accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (e) foreign exchange gains and losses; (f) asset write-downs and (g) acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Goals without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) and base vesting on Performance Goals other than those set forth in this Section 10.4.

10.5    Determination of Final Value and Certification of Attainment of Performance Goals. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final values of the Award earned by the Participant and to be paid/delivered upon its settlement in accordance with the terms of the Award Agreement. No Awards will be paid for such Performance Period until such certification is made by the Committee. The Committee may rely on others as the basis for its certification, so long as such reliance is reasonable under the circumstances. The Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the Award Agreement on the basis of the degree of attainment of the Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of a Performance Award that would otherwise be delivered upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award. As soon as practicable following the Committee’s certification, the Company shall notify the Participant of the determination of the Committee.

10.6    Dividend Equivalents on Performance Shares. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents, if granted must be accumulated and paid to the extent that the Performance Shares become nonforfeitable. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Shares as provided in Section 10.7. Dividend Equivalents shall not be paid with respect to Performance Units.

10.7    Payment in Settlement of Performance Awards. Payment of the final value of a Performance Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 10.5 and 10.6 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. If payment is made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock on the settlement date. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or a reasonable rate of interest within the meaning of Code Section 162(m).

10.8    Restrictions Applicable to Payment in Shares. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 9.4. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Performance-Based Restricted Stock Agreement and shall be subject to the provisions of Sections 9.4 through 9.7 above.

10.9    Effect of Termination of Service. The effect of the Participant’s termination of Service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

10.10    Nontransferability of Performance Awards. Performance Awards may not be sold, exchanged, transferred, pledged, hypothecated, assigned, or otherwise disposed of other than by will or by the laws of descent and distribution until the completion of the applicable Performance Period. All rights with respect to Performance Shares and Performance Units granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

10.11    Status of Performance Awards under Section 162(m). It is the intent of the Company that Awards under this Section 10 granted to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and regulations thereunder. Accordingly, the terms of Section 10, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10.12    Accelerated Vesting. Unless otherwise determined by the Committee and specified in the Award, if a Change in Control occurs prior to the end of the Performance Period of a Performance Award that is outstanding on the date of the Change in Control, the Award shall be paid out assuming the Performance Goals were achieved at ”Target” upon the Change in Control.

10.13    Forfeiture for Competition and Solicitation. Notwithstanding anything in this Plan to the contrary, if Participant’s Service is terminated by reason of the Retirement of the Participant or for any reason other than death, Disability or Cause as defined in the applicable Award Agreement or the Plan, as applicable, the Participant shall forfeit his or her Performance Award, whether the Performance Period has ended or not, if and upon the occurrence of any of the following events (a “Forfeiture Event”): (a) Participant serves as a director or in a consultant or employment position for a Competitor; (b) Participant solicits, offers employment to, or takes any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any of its Subsidiary or Affiliate to terminate his or her employment with the Company or the Bank and accept employment or become affiliated with a Competitor; or (c) Participant solicits, provides any information, advice or recommendation or takes any other action intended, or that a reasonable person in like circumstances would expect, to have the effect of causing any customer of the Company or the Bank to terminate an existing relationship with the Company or the Bank or transfer any current business of the Company or the Bank to a Competitor.

SECTION 11.    OTHER STOCK-BASED AWARDS

The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award,” which shall consist of any right that is an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan, other than an Award described in Sections 6 through 10 above.

SECTION 12.    280G MATTERS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate of the Company, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance-Based Restricted Stock, Performance Share or Performance Unit held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent.

SECTION 13.    TAX WITHHOLDING

13.1    Tax Withholding in General. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Affiliated Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Affiliated Company’s tax withholding obligations have been satisfied by the Participant.

13.2    Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Affiliated Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

SECTION 14.    COMPLIANCE WITH SECURITIES LAW

14.1    General. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

14.2    Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with applicable requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

SECTION 15.    CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

15.1     Adjustments for Changes in Capital Structure. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Sections 5.5, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR as applicable, but shall include a corresponding proportionate adjustment in the exercise price per share for such Option or SAR. The Committee may unilaterally amend the outstanding Awards to reflect the adjustments contemplated by this Section 15.1. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the exercise price of outstanding Options or SARs to reflect such distribution. Notwithstanding the foregoing, in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to such Award.
15.2    Adjustments. Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 15.1. This Section 15 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a Change in Control.
15.3    No Limitations on Company. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize, without limitation, any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.4    Clawback Provision. Notwithstanding any provision in the Plan to the contrary, any award made hereunder shall be subject to any Company approved clawback policy that it may adopt from time to time.

SECTION 16.    STANDARD FORMS OF AWARD AGREEMENT

16.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

16.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

SECTION 17.    MISCELLANEOUS PROVISIONS

17.1    Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

17.2    Rights as Employee or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

17.3    Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 15 or another provision of the Plan.

17.4    Beneficiary Designation. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

17.5    Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

17.6    Code Section 409A. The Committee intends to comply with Code Section 409A of the Code, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Participant.
17.7    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. For point of clarity, grants under the Old Plans are not affected by this Plan.
17.8     Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
17.9    Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
17.10    Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
17.11    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
17.12    Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Connecticut, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

SECTION 18.    TERMINATION OR AMENDMENT OF PLAN

The Committee may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 15), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

SECTION 19.    EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective upon the later of the approval of the Plan by the Board and the approval of the Plan by the shareholders of the Company in accordance with applicable laws and regulations. No Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. The Plan shall terminate when the total amount of the Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidence Awards granted under the Plan have lapsed.

IN WITNESS WHEREOF, the Company has caused this United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan to be executed by its duly authorized officer as of the 15th day of July, 2015.

UNITED FINANCIAL BANCORP, INC.

By:    /s/ Craig W. Hurty
Name:    Craig W. Hurty
Title: Executive Vice President/Chief Human
Resources Officer

Attest:

/s/ Marliese L. Shaw
Marliese L. Shaw
Title: Executive Vice President/
Corporate Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery
UNITED FINANCIAL BANCORP, INC.	of information up until 11:59 P.M. Eastern Time the day before the cut-off date
45 GLASTONBURY BLVD.	or meeting date. Have your proxy card in hand when you access the web site
GLASTONBURY, CT 06033	and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the
Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
					M95962-S36549	KEEP THIS PORTION FOR YOUR RECORDS
	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					DETACH AND RETURN THIS PORTION ONLY
UNITED FINANCIAL BANCORP, INC.

The Board of Directors recommends you vote FOR the following proposal:
For Against Abstain
1.	To approve the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan					☐ ☐ ☐

NOTE:					To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

For address changes and/or comments, please check this box				☐
and write them on the back where indicated.

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at
www.unitedfinancialinc.com - click Financial Information and Special Meeting Materials

UNITED FINANCIAL BANCORP, INC.
Special Meeting of Shareholders
October 29, 2015 3:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kristen A. Johnson, Carol A. Leary and Robert A. Stewart, Jr., or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of UNITED FINANCIAL BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 3:00 PM, EDT on October 29, 2015, at the Springfield Sheraton, One Monarch Place, Springfield, Massachusetts 01144, and any adjournments thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted or, if no direction is given, will be voted "FOR" the approval of the
United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on the Revocable Proxy. If it is inaccurate, please include your correct address above.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side